Exhibit 10.42
SCHEDULE 2
Form of Amended and Restated Master Receivables Purchase and Servicing
Agreement
14 August 2006
(as amended on 13 November 2006 and as further
amended and restated on 29 October 2008)
VISTEON UK LIMITED
VISTEON DEUTSCHLAND GMBH
VISTEON SISTEMAS INTERIORES ESPAÑA, S.L.U.
CÁDIZ ELECTRÓNICA, S.A.U.
VISTEON PORTUGUESA LTD.
VC RECEIVABLES FINANCING CORPORATION LIMITED
(as Sellers and, except for VC, together with US Sub-Servicer the Servicers)
VISTEON ELECTRONICS CORPORATION
(as Master Servicer, VEC and US Sub-Servicer)
VISTEON FINANCIAL CENTRE P.L.C.
(as Master Purchaser)
THE LAW DEBENTURE TRUST CORPORATION P.L.C.
(as Security Trustee)
CITIBANK, N.A.
(as MP Cash Manager)
CITIBANK INTERNATIONAL PLC
(as Funding Agent)
CITICORP USA, INC.
(as Collateral Monitoring Agent)
VISTEON CORPORATION
(as Parent)

VISTEON EUROPEAN SECURITISATION
FACILITY
MASTER RECEIVABLES
PURCHASE AND SERVICING AGREEMENT

Freshfields Bruckhaus Deringer LLP
65 Fleet Street
London EC4Y 1HS

Page I

Page II

THIS AGREEMENT is made on 14 August 2006 (as amended on 13 November 2006 and further amended and restated on 29 October 2008) as a DEED
Between:
(1)	VISTEON FINANCIAL CENTRE P.L.C., a company incorporated in Ireland, registered in Ireland with the Companies Registration Office with number 423820, whose registered office is at First Floor, 7 Exchange Place, International Financial Services Centre, Dublin 1, Ireland (the Master Purchaser);
(2)	VISTEON ELECTRONICS CORPORATION, a company incorporated under the laws of the State of Delaware with registered number 4370018 whose registered office is at One Village Center Drive, Van Buren Township, Michigan 48111, U.S.A. (the Master Servicer, VEC and US Sub-Servicer);
(3)	Each of the entities listed in Part A of Schedule 1 (the Sellers);

(4)	Each of the entities listed in Part B of Schedule 1 (the Servicers);
(5)	VISTEON CORPORATION, a corporation incorporated under the laws of the State of Delaware with its principal place of business at One Village Center Drive, Van Buren Township, Michigan 48111, U.S.A. (the Parent);
(6)	THE LAW DEBENTURE TRUST CORPORATION P.L.C., a company incorporated in England and Wales (registered number 00235914) whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX (the Security Trustee);
(7)	CITIBANK INTERNATIONAL PLC, a company incorporated in England and Wales with limited liability whose registered office is at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (the Funding Agent);
(8)	CITIBANK, N.A., a national banking association formed under the banking laws of the United States of America, acting through its London branch at Citigroup Centre, Canada Square, Canary Wharf, London El4 5LB (the MP Cash Manager); and
(9)	CITICORP USA, INC., a corporation incorporated under the banking laws of Delaware acting through its principal office at 399 Park Avenue, New York, New York, U.S.A. (the Collateral Monitoring Agent),
(the Parties).

Background:
(A) The Sellers wish to sell and assign and the Master Purchaser wishes to purchase all the Receivables originated by the Sellers (other than the French Receivables and the English Restricted Receivables) or, in the case of VC, all the Receivables originated by VEC (other than the French Receivables and the English Restricted Receivables) from time to time and arising from sales of automobile interior products to Obligors located in Eligible Countries on the terms and subject to the conditions set out in this Agreement and the other Transaction Documents.
(B) The Sellers (except for VC) wish to sell the French Receivables to FCC Visteon, which will from time to time issue FCC units or notes to the Master Purchaser pursuant to the FCC Units Subscription Agreement to fund the purchase of the French Receivables pursuant to the FCC Documents.
(C) The English Seller wishes to sell and declare a trust over the English Restricted Receivables originated by the English Seller from time to time for the benefit of the Master Purchaser in consideration for the payment of the applicable Purchase Price therefor as provided herein.
(D) The Master Servicer is willing to act as agent of the Master Purchaser and the Security Trustee and each Sub-Servicer is willing to act as agent of the Master Servicer in the performance of certain services in relation to the Purchased Receivables other than German Receivables upon the terms and subject to the conditions contained in this Agreement.
(E) The terms and conditions under which such Receivables are sold to the Master Purchaser, and under which Purchased Receivables will be serviced, are set out herein.
It is Agreed as follows:
SECTION I — DEFINITIONS AND INTERPRETATION
1. Definitions and Interpretation
1.1	(a) Capitalised terms in this Agreement shall, except where the context otherwise requires and save where otherwise defined in this Agreement, have the meanings given to them in the Master Definitions and Framework Deed executed by, among others, each of the parties to this Agreement (the Framework Deed) on or about the date hereof (as it may be amended, varied or supplemented from time to time with the consent of the parties to it) and this Agreement shall be construed in accordance with the principles of construction set out in the Framework Deed.
(b)	In addition, the provisions set out in Clauses 3 to 6 and 12 to 28 of the Framework Deed (the Framework Provisions) shall be expressly and specifically incorporated into this Agreement, as though they were set out in full in this Agreement. In the event of any conflict between the provisions of this Agreement and the Framework Provisions, the provisions of this Agreement shall prevail.
1.2 This Agreement is the Master Receivables Purchase and Servicing Agreement referred to in the Framework Deed.
SECTION II — SALE AND PURCHASE OF RECEIVABLES
2. Commitment to Sell and Purchase Receivables
Agreement to Sell and Purchase
2.1	(a) Each Seller (other than VC) and the Master Purchaser agrees that such Seller will sell and that the Master Purchaser will purchase on the Funding Date all Assignable Receivables originated by such Seller and existing on the Cut-Off Date, together with their Related Rights, and with respect to English Restricted Receivables existing on the Cut-Off Date that are not Excluded Receivables, that the English Seller will sell the benefit of such English Restricted Receivables and hold on trust those English Restricted Receivables and their Related Rights for the benefit of the Master Purchaser and the Master Purchaser will purchase the sole beneficial interest under such trust, in each case on the terms and subject to the conditions set out in this Agreement.

(b)	Each Seller (other than VC) and the Master Purchaser agrees that such Seller will sell and that the Master Purchaser will purchase with effect from the Funding Date all Assignable Receivables which come into existence after the Cut-Off Date and during the Securitisation Availability Period and which have been originated by such Seller, together with their Related Rights, and with respect to English Restricted Receivables which come into existence after the Cut-Off Date and during the Securitisation Availability Period that are not Excluded Receivables that the English Seller will hold on trust those English Restricted Receivables and their Related Rights for the benefit of the Master Purchaser and the Master Purchaser will purchase the sole beneficial interest under such trust, in each case on the terms and subject to the conditions set out in this Agreement.

(c)	VC and the Master Purchaser agree that VC will sell and that the Master Purchaser will purchase on the first Settlement Date following the Second Closing Date all Assignable Receivables originated by VEC and purchased by VC pursuant to the VC Receivables Purchase Agreement on the Second Cut-Off Date, together with their Related Rights on the terms and subject to the conditions set out in this Agreement.

(d)	VC and the Master Purchaser agree that VC will sell and that the Master Purchaser will purchase with effect from the first Settlement Date following the Second Closing Date all Assignable Receivables which come into existence after the Second Cut-Off Date and during the Securitisation Availability Period and which have been originated by VEC and purchased by VC pursuant to the VC Receivables Purchase Agreement, together with their

Related Rights, on the terms and subject to the conditions set out in this Agreement.
Sale and Purchase
2.2	(a) Each Seller (other than VC) hereby sells and assigns, and the Master Purchaser hereby purchases, on the Funding Date all Assignable Receivables originated by such Seller existing on the Cut-Off Date and which are not assigned hereunder by way of a German Law Transfer Agreement or a Spanish Transfer Deed, as the case may be, as provided in Clauses 2.2(f) and (g) and Schedule 11, together with their Related Rights, on the terms and subject to the conditions set out in this Agreement.
(b)	Each Seller (other than VC) hereby sells and assigns, and the Master Purchaser hereby purchases, with effect from the Funding Date all Assignable Receivables originated by such Seller which are not in existence on the Cut-Off Date and which come into existence after the Funding Date and during the Securitisation Availability Period and which are not assigned hereunder by way of a German Law Transfer Agreement or a Spanish Transfer Deed, as the case may be, as provided in Clauses 2.2(f) and (g) and Schedule 11, together with their Related Rights, on the terms and subject to the conditions set out in this Agreement.
(c)	The English Seller hereby declares that as of and from the Funding Date it holds and will hold on trust, absolutely and irrevocably, for variable consideration for the benefit of the Master Purchaser:
(i)	all English Restricted Receivables existing on the Cut-Off Date which are not Excluded Receivables together with their Related Rights; and

(ii)	all English Restricted Receivables which come into existence after the Cut-Off Date, and which are not Excluded Receivables, together with their Related Rights, in each case on the terms and subject to the conditions contained in this Agreement.

(d)	VC hereby sells and assigns, and the Master Purchaser hereby purchases, on the first Settlement Date following the Second Closing Date all Assignable Receivables originated by VEC and purchased by VC pursuant to the VC Receivables Purchase Agreement and existing on the Second Cut-Off Date and which are not assigned hereunder by way of a German Law Transfer Agreement as provided in Clause 2.2(f), together with their Related Rights, on the terms and subject to the conditions set out in this Agreement.
(e)	VC hereby sells and assigns, and the Master Purchaser hereby purchases, with effect from the first Settlement Date following the Second Closing Date all Assignable Receivables originated by VEC and purchased by VC pursuant to the VC Receivables Purchase Agreement and which are not in existence on the Second Cut-Off Date and which come into existence after the Second Cut-Off

Date and during the Securitisation Availability Period and which are not assigned hereunder by way of a German Law Transfer Agreement as provided in Clause 2.2(f), together with their Related Rights, on the terms and subject to the conditions set out in this Agreement.

(f)	With respect to the sale and purchase of the Receivables governed by German law, each Seller (other than VC) will on the Funding Date, and VC will on the Second Closing Date, enter into a German Law Transfer Agreement in the form set out in Schedule 8 in order to fulfil its obligation under this Agreement.

(g)	The sale and assignment by each Spanish Seller to the Master Purchaser of all Receivables to be sold by that Spanish Seller that are governed by Spanish law shall be governed by the provisions of Schedule 11.

2.3	In respect of any Receivable, the Related Rights mean:

(a)	all rights, title, benefit and interest in and to the relevant Receivable, including any Value Added Tax;

(b)	all Related Contract Rights with respect to such Receivable; and

(c)	any Related Security with respect to such Receivable.

Conditions

2.4	(a) Each Seller (other than VC) will on or before the Funding Date, and VC will on or before the Second Closing Date, execute a power of attorney substantially in the form applicable to that Seller as set out in Schedule 10 (each a Master Purchaser Receivables Power of Attorney) and deliver the same to, or to the order of, the Master Purchaser on such date. The Master Purchaser shall not use any Master Purchaser Receivables Power of Attorney to notify Obligors of any assignment of Receivables except in the circumstances described in Clauses 5.1 and 5.2.
(b)	VC agrees to procure that VEC shall on or before the Second Closing Date execute a power of attorney and deliver the same to, or to the order of, the Master Purchaser enabling the Master Purchaser to notify Obligors of any assignment of Receivables by VEC to VC in accordance with and subject to the terms of the VC Receivables Purchase Agreement.
Specific Conditions
2.5 Without prejudice to Clause 2.1 and Clause 2.2, the sale and assignment of the Assignable Receivables to the Master Purchaser, and the sale to the Master Purchaser of beneficial interests in the English Restricted Receivables Trust, hereunder shall also be subject to the following specific conditions:
(a)	with respect to the initial purchase of Assignable Receivables and the initial purchase of a beneficial interest in the English Restricted Receivables Trust on the Funding Date, the satisfaction as determined by the Collateral Monitoring Agent in its sole discretion of the Conditions Precedent set out in Part A and Part B of Schedule 3 to the Framework Deed;

(b)	with respect to the purchase of Assignable Receivables from the Sellers other than VC following the Funding Date and with respect to the subsequent purchase of beneficial interests in the English Restricted Receivables Trust, the satisfaction or waiver, as determined by the Collateral Monitoring Agent in its sole discretion, of the Conditions Precedent set out in Part B of Schedule 3 to the Framework Deed;
(c)	all representations and warranties of the Parent, Sellers and Servicers are true and correct on and as of each such date, before and after giving effect to such purchase and to the application of the proceeds of such purchase, as if they had been made on and as of such date; and
(d)	with respect to the initial purchase of Assignable Receivables from VC on the first Settlement Date following the Second Closing Date, the satisfaction or waiver (and other than in respect of any fees payable on that date), as determined by the Collateral Monitoring Agent in its sole discretion, of the Second Closing Date Conditions Precedent and the Conditions Precedent set out in Part B of Schedule 3 to the Framework Deed;

(e)	with respect to the purchase of Assignable Receivables from VC after the first Settlement Date following the Second Closing Date, the satisfaction or waiver, as determined by the Collateral Monitoring Agent in its sole discretion, of the Conditions Precedent set out in Part B of Schedule 3 to the Framework Deed;
(f)	no Termination Event has occurred that has not been waived by the Master Purchaser, the Collateral Monitoring Agent and the Security Trustee.
True sale
2.6 For the avoidance of doubt, the parties confirm their intention that the assignment of Assignable Receivables in accordance with this Agreement and the creation of the English Restricted Receivables Trust in respect of the English Restricted Receivables and the acquisition by the Master Purchaser of beneficial interests therein shall constitute a true sale of such Assignable Receivables or of such beneficial interest in such English Restricted Receivables Trust, as the case may be, and not a loan or a security arrangement for any obligations of any Seller. Notwithstanding any other provision of the Transaction Documents, the Master Purchaser shall have full title and interest in and to the Assignable Receivables and the sole beneficial interest in the English Restricted Receivables Trust and the Master Purchaser shall be free to further dispose of such Assignable Receivables and of its beneficial interest in the English Restricted Receivables Trust subject to the Encumbrances created and any restrictions it has accepted under the terms of the Master Purchaser Deed of Charge or free of those Encumbrances with the prior written consent of the Security Trustee following the release of the same from the security constituted by the Master Purchaser Deed of Charge.

Notarisation in Spain
2.7 Each Spanish Seller and the Master Purchaser hereby agree to raise into a public deed by means of a ratification deed (acta de ratificación) this Master Receivables Purchase and Servicing Agreement and each German Law Transfer Agreement entered into by a Spanish Seller before the Notary Public of Barcelona, Mr. Francisco Miras Ortiz (or such other notary public agreed between the Spanish Sellers, the Master Purchaser and the Collateral Monitoring Agent) on or prior to the Funding Date.
Additionally, each Spanish Seller, VEC, VC and the Master Purchaser hereby agree to raise into public status by means of a public deed (escritura de ratificación y de elevación a público) this Master Receivables Purchase and Servicing Agreement before the Notary Public of Barcelona, Mr. Francisco Miras Ortiz (or such other notary public agreed between the Spanish Sellers, the Master Purchaser and the Collateral Monitoring Agent) on or prior to the first Settlement Date following the Second Closing Date.
UCC Financing Statement
2.8 VEC expressly authorises the Purchaser or its assigns to file a Uniform Commercial Code financing statement with the Delaware Secretary of State, no later than 30 days after the Second Closing Date and for the entire duration of the Securitisation Availability Period, in order to perfect the rights and interests of the Purchaser or its assigns in Purchased Receivables originated by VEC.
3. Determination and payment of the Purchase Price and other payments
3.1 The purchase price payable in respect of each Purchased Receivable (or, in the case of the English Seller and any English Restricted Receivable, in respect of the purchase of an interest under the English Restricted Receivables Trust in respect thereof) shall be the Purchase Price which is calculated by the Master Servicer in accordance with this Agreement and shall be payable in the same Agreed Currency in which such Purchased Receivable is denominated.
3.2 In respect of the Purchased Receivables (or, in the case of the English Seller and any English Restricted Receivable, in respect of the purchase of an interest under the English Restricted Receivables Trust in respect thereof) purchased during any Determination Period, the Sellers shall procure that on the Reporting Date immediately preceding the Settlement Date which relates to such Determination Period, the aggregate Outstanding Balances in each Agreed Currency of all Purchased Receivables purchased during such Determination Period from each Seller (or, in the case of the English Seller and any English Restricted Receivable, in respect of the purchase of an interest under the English Restricted Receivables Trust in respect thereof) shall be identified in the relevant Servicer Report together with the aggregate Purchase Price in each Agreed Currency for all such Purchased Receivables purchased during such Determination Period.

Purchase Price
3.3 Subject to the provisions of Clause 3.4, the Purchase Price in respect of a Purchased Receivable (or, in the case of the English Seller and any English Restricted Receivable, in respect of the purchase of an interest under the English Restricted Receivables Trust in respect thereof), subject to the terms and conditions of this Agreement and the Master Purchase Deed of Charge, shall be due and payable by the Master Purchaser to the relevant Seller on the Purchase Date in respect of such Purchased Receivable.
3.4 Subject to Clause 3.5, the Master Purchaser and each Seller (except VC) agree that the payment of the Purchase Price to that Seller in the relevant Agreed Currency pursuant to Clause 3.1 shall be made:
(a)	subject to Clause 3.6, by set-off of the obligation of that Seller to pay to the Master Purchaser Collections in the same Agreed Currency (subject to the conditions contained in Clause 10.3 (Payment of Collections)) against the obligation of the Master Purchaser to pay the Purchase Price to that Seller and the Master Purchaser hereby authorises each Servicer and each Servicer hereby undertakes to the Master Purchaser and the Security Trustee to debit the relevant Deposit Accounts in the relevant Agreed Currency and to transfer the relevant amount to the relevant Seller in accordance with Clause 10.3 of this Agreement; and

(b)	to the extent that the Collections in the same Agreed Currency are not sufficient for such purpose, by means of a payment by the Master Purchaser to the relevant Seller in the relevant Agreed Currency by crediting the relevant amount in the relevant Agreed Currency to the relevant Deposit Account of the relevant Seller on the Settlement Date immediately following the end of the Determination Period in which the Purchase Date for such Purchased Receivable falls.
3.4A The Master Purchaser and VC agree that the payment of the Purchase Price or the Deemed Advanced Purchase Price shall be settled on a net basis in accordance with Clause 21 (Cash Flow Management) of the Framework Deed.
3.5 The Purchase Price in respect of a Purchased Receivable (or, in the case of the English Seller and any English Restricted Receivable, in respect of the purchase of an interest under the English Restricted Receivables Trust in respect thereof) purchased following the occurrence of a Cash Control Event (and while such event is continuing), subject to the terms and conditions of this Agreement and the Master Purchaser Deed of Charge, shall only become due and payable by the Master Purchaser to the relevant Seller on the first Settlement Date following the Determination Date immediately following the Purchase Date for such Purchased Receivable (or, in the case of the English Seller and any English Restricted Receivable, the Purchase Date for the interest under the English Restricted Receivables Trust in respect thereof).

Advance Purchase Price
3.6 Each Seller and the Master Purchaser agrees that, until the occurrence of a Cash Control Event (and while such event is continuing), to the extent that the Collections standing to the credit of the relevant Non-French Receivables Deposit Accounts of such Seller (or, in the case of VC, the Collections standing to the credit of the relevant Deposit Account of VEC) in the relevant Agreed Currency in respect of Purchased Receivables in such Agreed Currency purchased by the Master Purchaser from a particular Seller (or in the case of the English Seller in relation to English Restricted Receivables, the purchase of an interest in the English Restricted Receivables Trust) on any date exceed the amount of the Purchase Price in the relevant Agreed Currency payable by the Master Purchaser to that Seller on such date, an amount equal to such excess Collections shall be retained by way of advance payment made by the Master Purchaser to that Seller (or, in the case of the excess Collections in the Deposit Account of VEC, an amount equal to such excess Collections shall be retained by VEC and shall thereby be deemed to be paid by the Master Purchaser to VC by way of advance payment made by the Master Purchaser to VC which shall be settled on a net basis in accordance with Clause 21 (Cash Flow Management) of the Framework Deed) on account of the Purchase Price that will or may become payable by the Master Purchaser for purchases of Receivables in such Agreed Currency from such Seller (or in the case of the English Seller in relation to English Restricted Receivables, purchases of interests in the English Restricted Receivables Trust) on each subsequent Purchase Date of the same Determination Period (Advance Purchase Price) and thereupon such amount shall cease to constitute Collections. Any Advance Purchase Price shall be set off against the Purchase Price of Purchased Receivables in such Agreed Currency owed to the relevant Seller (or in the case of the English Seller in relation to Restricted Receivables, the purchase of an interest in the English Restricted Receivables Trust) which arise on each subsequent Purchase Date in the same Determination Period prior to the set off of any amount of such Purchase Price against Collections as provided in Clause 3.4 or prior to the settlement of the Purchase Price as provide in Clause 3.4A, as applicable.
3.7 Following the occurrence of a Cash Control Event (and while such event is continuing) no amount may be retained by any Seller or paid by the Master Purchaser to VC, as the case may be, by way of Advance Purchase Price and any amounts of Advance Purchase Price which have not been set off against the Purchase Price of Purchased Receivables owed to the relevant Seller (or in the case of the English Seller in relation to English Restricted Receivables, the purchase of an interest in the English Restricted Receivables Trust) in accordance with Clause 3.6 and remain outstanding shall be paid by the relevant Seller to the relevant Master Purchaser Collection Account in the same Agreed Currency on the date on which such Cash Control Event occurs or, if such day is not a Business Day, on the next following Business Day.
Reconciliation on Settlement Date
3.8 Each of the Sellers and the Master Purchaser agrees that on each Settlement Date all amounts paid and/or due and payable by the Master Purchaser to such Seller in the relevant Agreed Currency in respect of the purchase of Purchased Receivables originated by that Seller (or, in the case of VC, in relation to the purchase of

Purchased Receivables originated by VEC and in the case of the English Seller, in relation to English Restricted Receivables, the purchase of an interest in the English Restricted Receivables Trust) during the immediately preceding Determination Period will be reconciled with the information provided in the most recent Master Servicer Report then available and any amounts of Advanced Purchase Price paid to such Seller in a particular Agreed Currency which on the relevant Determination Date have not been set off against the Purchase Price of Purchased Receivables (or in the case of the English Seller in relation to English Restricted Receivables, the purchase of an interest in the English Restricted Receivables Trust) in accordance with Clause 3.6 and remain outstanding (the Negative Balance):
(a)	shall be set off against any amounts of Purchase Price payable to the Seller on such Settlement Date provided that no Cash Control Event has occurred and is continuing as at such Settlement Date; and

(b)	to the extent that, following any such set-off there remains any Negative Balance, each Seller shall pay to the Master Purchaser on such Settlement Date an amount equal to the Negative Balance applicable to that Seller less any amount set-off pursuant to paragraph (a) above, provided that following the occurrence of a Cash Control Event (and while such event is continuing), such Negative Balance shall not be set off as provided in sub-paragraph (a) above, but shall be paid by the Seller to the relevant Master Purchaser Transaction Account on the date on which such Cash Control Event occurs or, if such day is not a Business Day, on the next following Business Day.
Supplemental Purchase Price
3.9 To the extent that Discount Collections received during a Determination Period in respect of Purchased Receivables denominated in a particular Agreed Currency exceed the aggregate of the amounts due and payable by the Master Purchaser on the Settlement Date immediately following such Determination Period in accordance with paragraphs (a) to (c) of the applicable Master Purchaser Priority of Payments relating to payments in that Agreed Currency, then the Master Purchaser shall (subject to having funds available for such purpose in accordance with the applicable Master Purchaser Priority of Payments relating to payments in that Agreed Currency) pay to each Seller, that Seller’s Seller Proportion of the amount of such excess by way of additional purchase price for the Purchased Receivables that have collected (such amounts payable being Supplemental Purchase Price).
German Receivables Deferred Purchase Price
3.10 The German Seller shall, subject to the provisions of this Agreement, in consideration of the fact that the German Receivables are sold on a fully serviced basis (i.e. servicing is retained by the German Seller in its capacity as a Sub-Servicer) be entitled to the payment of periodic additional purchase price in respect of such German Receivables (inclusive of value added tax, sales tax, purchase tax or any other, similar taxes or duties) from the Master Purchaser (German Receivables Deferred Purchase Price). Such German Receivables Deferred Purchase Price shall be payable by the Master Purchaser to the German Seller monthly in arrears on each

Monthly Settlement Date in EUR in respect of each Monthly Determination Period out of the Collections and calculated on each Determination Date in an amount equal to 0.25 per cent per annum based on the aggregate of the EUR Equivalent of the Outstanding Balances of all German Receivables as at the Monthly Determination Date on which the relevant Monthly Determination Period ends.
No Other Payment for Purchased Receivables
3.11 The Master Purchaser shall not be obliged to pay any sum to a Seller in respect of the Purchase Price of a Purchased Receivable except as provided for in this Clause 3.
Account for Payment
3.12 Amounts payable by the Master Purchaser to a Seller in respect of Purchased Receivables originated by that Seller (or, in the case of VC, in respect of Purchased Receivables originated by VEC and in the case of the English Seller in relation to Restricted Receivables, in respect of the purchase of an interest in the English Restricted Receivables Trust) shall be made to the relevant Seller Account denominated in the same Agreed Currency or as otherwise directed in writing by the relevant Seller.
Stamp Duty
3.13 The Master Purchaser shall also be entitled (to the extent applicable and if it so elects and in or towards satisfaction of the relevant Seller’s obligations) to deduct from the Purchase Price or any part of it payable by it to a Seller any stamp duty or any similar tax or duty on documents or the transfer of title to property arising in the context of this Agreement which has not been paid by the relevant Seller.
4. Representations, Warranties and Undertakings
By the Sellers (other than VC) on the Funding Date
4.1 In entering into this Agreement, each Seller (other than VC) as far as it is concerned hereby represents and warrants and undertakes to the Master Purchaser, the Security Trustee and the Funding Agent on the Funding Date in the terms set out in Part A of Schedule 2 with reference to the facts and circumstances then subsisting.
By VC on the Second Closing Date
4.1A VC represents and warrants and undertakes to the Master Purchaser, the Security Trustee and the Funding Agent on the Second Closing Date in the terms set out in Part A of Schedule 2 with reference to the facts and circumstances then subsisting.
By the Sellers on each Purchase Date
4.2 On each Purchase Date, each Seller as far as it is concerned shall represent and warrant and undertake to the Master Purchaser, the Security Trustee and the Funding

Agent in respect of the Receivables for which the Purchase Price becomes due on that Purchase Date, in the terms set out in Part A and Part B of Schedule 2 with reference to the facts and circumstances then subsisting.
Undertakings of each Seller
4.3 Each Seller undertakes on its own behalf and with respect to itself only with the Master Purchaser, the Security Trustee and the Funding Agent as follows:
(a)	Compliance with Laws, etc.: The Seller will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges provided that its failure to do so will not be treated as a breach of this provision to the extent that the failure so to comply or the failure so to preserve could not reasonably be expected to result in a Material Adverse Effect.

(b)	Offices, Records, Name and Organisation: The Seller will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Receivables at the address of the Seller set forth in Part A of Schedule 1 hereto or at another location provided it gives 30 days’ prior written notice thereof to the Funding Agent and the Master Purchaser. The Seller will not change its name or the nature of its incorporation or organisation, unless (i) the Seller shall have provided the Funding Agent, the Security Trustee and the Master Purchaser with at least 30 days’ prior written notice thereof, and (ii) no later than the effective date of such change, all actions, documents and agreements considered necessary by the Master Purchaser and the Security Trustee to protect and perfect the Master Purchaser’s interest in the Receivables, the Related Security, all Deposit Accounts of the Seller, and the other assets of the Seller in which a security interest is granted under the Transaction Documents have been taken and completed. The Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Purchased Receivables and Related Rights in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary for the collection of all Purchased Receivables (including, without limitation, records adequate to permit the daily identification of each Purchased Receivable and all Collections of and adjustments to each existing Purchased Receivable).

(c)	Performance and Compliance with Contracts and the Seller Credit and Collection Procedures: The Seller will, at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Purchased Receivables, and timely and fully comply in all respects with the Seller Credit and Collection Procedures in regard to each Purchased Receivable and the Related Contract Rights, other than where non-compliance would not have an adverse effect on the collectability, enforceability or value of such Purchased Receivable or the Related Contract Rights.

(d)	Extension or Amendment of Receivables: Except as provided in Clause 4.3(c) or to protect the Master Purchaser’s interest in the Purchased Receivables, or its interest in the English Restricted Receivables Trust, the Seller will not (and each Servicer and the Master Purchaser agree not to) extend, amend or otherwise modify the terms of any Purchased Receivable or amend, modify or waive any term or condition of any Contract related thereto, except as otherwise provided in the Transaction Documents, and provided in all cases that the Seller shall at all times comply with the Seller Credit and Collection Procedures.

(e)	Change in business or Seller Credit and Collection Procedures: The Seller will not make any change in the character of its business or in the Seller Credit and Collection Procedures that could, in either case, reasonably be expected to result in a Material Adverse Effect.

(f)	Change in Payment Instructions to Obligors: The Seller will not, without the prior consent of the Collateral Monitoring Agent, add or terminate any contract, mandate or account agreement relating to a Deposit Account with any Deposit Account Bank, or terminate any post office box or bank account that is a Deposit Account, or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any Deposit Account.

(g)	Deposit to Deposit Accounts: The Seller will instruct all its Eligible Obligors to remit all their payments in respect of Receivables outstanding on the Closing Date or originated after the Closing Date (or, in the case of VC, in respect of Receivables outstanding on the Second Closing Date or originated after the Second Closing Date) to the relevant Deposit Accounts of such Seller (being, in the case of the Portuguese Seller, the Master Purchaser Portuguese Deposit Accounts or, in the case of VC, the Deposit Account(s) of VEC). For the avoidance of doubt, instructions which have been given by the Seller to Obligors which pre-date the Closing Date (or, in the case of VC, the Second Closing Date) shall satisfy this obligation in respect of such Obligors. If the Seller shall receive any Collections directly, it shall immediately (and in any event within two Business Days) deposit the same to the relevant Deposit Accounts of such Seller (or, in the case of VC, the Deposit Account of VEC). The Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Deposit Account, cash or cash proceeds other than Collections in respect of Purchased Receivables. The Seller undertakes not to open any accounts into which payments in respect of Purchased Receivables may be made by Obligors other than the relevant Deposit Accounts of such Seller (or, in the case of VC, the Deposit Account of VEC).

(h)	Marking of Records: At its expense, the Seller will maintain at all times in its data processing records and systems a list of all Purchased Receivables.

(i)	Further Assurances: The Seller agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary, or that the Security Trustee or the Funding Agent may reasonably request, to perfect, protect or more fully evidence the interests in the Purchased Receivables and, in respect of the English Restricted Receivables, the Master Purchaser’s interest in the English Restricted Receivables Trust, or to enable the Master Purchaser or the Security Trustee or the Funding Agent to exercise and enforce their respective rights and remedies under this Agreement.

(j)	Reporting Requirements: The Seller will provide to the Funding Agent, the MP Cash Manager, the Collateral Monitoring Agent and the Master Purchaser (in multiple copies, if requested by the Funding Agent or the Master Purchaser) the following:
(i)	as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Parent after the end of each of the first three quarters of each fiscal year (the documents with respect to the second quarter of 2006 being the first documents due from the Seller):
(A)	balance sheets of the Parent as of the end of such quarter and statements of income and retained earnings of the Parent for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Parent;

(B)	a consolidated balance sheet of the Parent and its subsidiaries as of the end of such quarter and consolidated statements of income and retained earnings of the Parent and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Parent;
(ii)	as soon as available and in any event within 120 days after the end of each fiscal year of the Parent, a copy of the annual report for such year for the Parent and its subsidiaries, containing financial statements for such year audited by independent public accountants of recognised national standing;

(iii)	as soon as available, and in any event within any time period after the end of each fiscal year of the Seller within which such financial statements are required to be prepared under the laws of any applicable jurisdiction, a balance sheet of the Seller as of the end of such fiscal year and the related statement of income and retained earnings of the Seller for such fiscal year, certified by the chief financial officer of the Seller;

(iv)	as soon as available, and in any event within 120 days after the end of each fiscal year of the Parent, a copy of the consolidated annual report for such year for the Parent, and its subsidiaries containing consolidated financial statements for such year audited by independent public accountants of recognised national standing;

(v)	as soon as possible and in any event within three Business Days after the relevant Seller obtains actual knowledge of the occurrence of any Termination Event or Potential Termination Event, a statement of the chief financial officer of the Seller setting forth details of such Termination Event or Potential Termination Event and the action that the Seller has taken and proposes to take with respect thereto;

(vi)	at least 30 days prior to any change in the name of the Seller, a notice setting forth the new name and the effective date thereof;

(vii)	so long as any Notes shall be outstanding, as soon as possible and in any event no later than the day of occurrence thereof, notice that the Seller has stopped selling all newly arising Receivables (or, in respect of English Restricted Receivables, beneficial interests in the English Restricted Receivables Trust in respect thereof) to the Master Purchaser pursuant to the Master Receivables Purchase Agreement;

(viii)	at the time of the delivery of the financial statements provided for in Clauses (i), (ii) and (iii) of this paragraph (j), a certificate of the chief financial officer or the treasurer of the Seller to the effect that, to the best of such officer’s knowledge, no Termination Event, Potential Termination Event or other Cash Control Event has occurred and is continuing or, if any Termination Event, Potential Termination Event or other Cash Control Event has occurred and is continuing, specifying the nature and extent thereof.
(k)	Compliance with Transaction Documents:
(i)	(A) Until such time as all the liabilities of the Seller and the Master Purchaser under the Transaction Documents have been discharged, the Seller shall deliver to the Master Purchaser, the Funding Agent, the Collateral Monitoring Agent and the Security Trustee:
(B)	(i) prior to the occurrence of a Termination Event, Potential Termination Event or Cash Control Event, not later than 30 days after every anniversary of the date of this Agreement and (ii) after the occurrence of a Termination Event, Potential Termination Event or Cash Control Event that is continuing, not later than 30 days after each third Settlement Date, a certificate substantially in the form set out in Schedule 5 (Compliance Certificate) from two directors of the Seller stating that, to the best of such directors’ knowledge, the Seller during such period has observed and performed all of its undertakings, and satisfied every condition, contained in this Agreement to be observed, performed or satisfied by it on or prior to the date of such certificate, and that such directors have no knowledge of any Termination Event, Potential Termination Event or Cash Control Event except as specified in such certificate, and to the extent that such certificate specified that any such event has occurred, the certificate shall also set out the action that the Seller has taken or proposes to take with respect thereto;

(C)	promptly and from time to time such information, documents, records or reports concerning such Receivables and/or the Obligors (to the extent such Obligors have given their consent to that effect, where required) and such additional financial information in connection therewith as the Master Purchaser, the Collateral Monitoring Agent, the Funding Agent or the Security Trustee may reasonably request.
(ii)	The Seller shall promptly notify the Master Purchaser, the Collateral Monitoring Agent, the Funding Agent and the Security Trustee upon being notified of or becoming aware of the occurrence of any Termination Event, Potential Termination Event or Cash Control Event.
(l)	Nature of Business: The Seller will not engage in any business other than the sale of automotive interior products and the transactions contemplated in the Transaction Documents or, in the case of VC will not engage in any business other than the transactions contemplated in the Transaction Documents.

(m)	Mergers, etc.: The Seller will not (i) merge with (other than a merger with another Seller or other member of the Visteon Group where the resulting legal entity is and remains a Seller for the purposes of the Transaction Documents and remains bound by the Transaction Documents as a Seller) or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired), or (ii) acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any person where such transaction would fundamentally change the nature of its business or the composition of its Receivables, in either case other than as contemplated by this Agreement and the other Transaction Documents to which it is a party, except (A) as permitted by the Master Purchaser, the Security Trustee and the Funding Agent or (B), in relation to a disposal of assets, where such disposal would be permitted pursuant to Section 6.04 (j), (l) or (m) of the US ABL Credit Agreement in the form of the US ABL Credit Agreement as at the Closing Date, it being agreed (i) that any amendment made after the Closing Date to such section shall not have the effect of amending the provisions of this Clause 4.3(m) unless such amendment is made in accordance with Clause 13 of the Framework Deed and (ii) that any termination of or waiver under the US ABL Credit Agreement shall not affect this provision.

(n)	Distribution, etc.: The Seller will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Seller, or return any capital to its shareholders as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any shares of any class of capital stock of the Seller or any warrants, rights or options to acquire any such shares, now or hereafter outstanding; provided, however, that the Seller (in the case of any Seller other than VC) may do any of the above so long as (i) no Termination Event shall then exist or would occur as a result thereof, (ii) such dividends are in compliance with all applicable law including the corporate law of the state of Seller’s incorporation, and (iii) such dividends have been approved by all necessary and appropriate corporate action of the Seller.
(o)	Debt: The Seller will not incur any Indebtedness other than any Indebtedness incurred pursuant to the Transaction Documents and (in the case of any Seller other than VC) the Seller Permitted Indebtedness, nor will the Seller create any Encumbrance on its assets other than a Seller Permitted Encumbrance or any other Encumbrance which would be permitted to be created by that Seller pursuant to Section 6.02 of the US Credit Agreement in the form of the US ABL Credit Agreement as at the Closing Date, it being agreed (i) that any amendment made after the Closing Date to such section shall not have the effect of amending the provisions of this Clause 4.3(o) unless such amendment is made in accordance with Clause 13 of the Framework Deed and (ii) that any termination of or waiver under the US ABL Credit Agreement shall not affect this provision.

(p)	Place of business: The Seller undertakes that:
(i)	it will:
(A)	maintain its registered office in the jurisdiction of its incorporation; and

(B)	maintain its “centre of main interests” (as that expression is used in Council Regulation (EC) No. 1346/2000 of 29 May 2000 on insolvency proceedings (the Insolvency Regulation)) in the jurisdiction of its incorporation (except for the Portuguese Seller which shall maintain its “centre of main interests” in Portugal); and
(ii)	it will not maintain an “establishment” (as that expression is used in the Insolvency Regulation) in any jurisdiction other than the jurisdiction of its incorporation (except in the case of the Portuguese Seller, Portugal); and

(iii)	it will not, and shall procure that no current or future member of the Visteon Group (other than VC) will, maintain a “centre of main interests” or “establishment” (as those terms are defined above) in Ireland.
Undertakings of the Parent
4.4 The Parent undertakes with the Master Purchaser, the Security Trustee and the Funding Agent as follows:

(a)	Compliance with Laws, etc.: The Parent will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply or the failure so to preserve could not reasonably be expected to result in a Material Adverse Effect.

(b)	The Parent shall promptly notify the Master Purchaser, the Funding Agent and the Security Trustee immediately upon being notified of or becoming aware of the occurrence of any Termination Event, Potential Termination Event, or Cash Control Event.

(c)	The Parent shall use all reasonable endeavours to procure that all information and reports furnished by it or on its behalf under the Transaction Documents are accurate in all material respects;

(d)	Reporting Requirements: The Parent will provide to the Funding Agent, the MP Cash Manager and the Collateral Monitoring Agent and the Master Purchaser (in multiple copies, if requested by the Funding Agent or the Master Purchaser) the following:
(i)	(within 90 days after the end of each fiscal year of the Parent, its audited consolidated (and, with respect to the Sellers and VEC only, if Minimum Consolidated Excess Liquidity is less than USD125,000,000 for periods beginning after 30 September 2006, unaudited consolidating) balance sheet and related audited consolidated statements of operations, and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous year, reported on (without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing, and such financial statements shall be complete and correct in all material respects and shall be prepared in accordance with the generally accepted accounting principles in the United States of America (GAAP) applied (except as approved by such accountants and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods);

(ii)	within 45 days after the end of each of the first three fiscal quarters of the Parent, its consolidated (and, with respect to the Sellers and VEC only if Minimum Consolidated Excess Liquidity is less than USD125,000,000 for periods beginning after 30 September 2006, unaudited, consolidating) balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of the

Chief Financial Officer, Chief Accounting Officer, Treasurer or Assistant Treasurer (each a Financial Officer) of the Parent as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnote disclosure), and such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods;

(iii)	concurrently with any delivery of financial statements under clause (i) or (ii) above, a certificate of a Financial Officer of the Parent in substantially the form of Schedule 5 (Compliance Certificate) (A) certifying, in the case of the financial statements delivered under clause (ii), as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and (B) stating whether, to the extent any such change has an impact on such financial statements, any change in GAAP or in the application thereof has occurred since the date of last audited financial statements of the Parent provided to the Master Purchaser, and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

(iv)	concurrently with any delivery of financial statements under clause (i) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any breach by the Parent of Clause 4.4(e) (which certificate may be limited to the extent required by accounting rules or guidelines) provided that, for any period, the Parent shall not be required to deliver such certificate if the Parent certifies to the Collateral Monitoring Agent that they are unable to do so following the use of commercially reasonable efforts;

(v)	no later than 45 days after the end of each fiscal year of the Parent, detailed consolidated projections for the following fiscal year prepared on a quarterly basis (including a projected consolidated balance sheet of the Parent and its Subsidiaries, consolidated statements of projected cash flow and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such projections with respect to such fiscal year (collectively, the Projections), setting forth in each case in comparative form the budget figures for the previous year, which Projections shall in each case be accompanied by a certificate of a Financial Officer stating that such Projections are based on estimates, information and assumptions believed by the management of the Parent to be reasonable at the time made and that such Financial Officer has no reason to believe that such Projections, taken as a whole, are incorrect or misleading in any material respect, it being acknowledged and agreed by the Master Purchaser and the Security Trustee that (i) such Projections as they relate to future events are not to be considered as fact and that actual results for the period or periods covered by such Projections may differ from the results set forth therein by a material amount, (ii) the Projections are subject to significant uncertainties and contingencies, which may be beyond the control of the Parent and its Subsidiaries and (iii) no assurances are given by the Parent or any of its Subsidiaries that the results forecasted in the Projections will be realized and such differences may be material;
provided, that the Master Purchaser, the Security Trustee or the Collateral Monitoring Agent may, in its reasonable discretion, require reporting more frequent than as set forth in this Clause 4.4 in the event that, and at all times after, Minimum Consolidated Excess Liquidity is less than USD50,000,000 (a Reporting Trigger Event).
Unless otherwise provided herein, if any financial statements, certificate or other materials or information required to be delivered to the Master Purchaser, the Collateral Monitoring Agent and the Security Trustee pursuant to this clause 4.4 or otherwise under this Agreement shall be due on a day that is not a Business Day, such financial statements, certificate, materials or information shall be delivered on the next succeeding Business Day.
Information required to be delivered pursuant to this clause 4.4 shall be deemed to have been delivered to the Master Purchaser, the Collateral Monitoring Agent and the Security Trustee on the date on which the Parent provides written notice to the Master Purchaser, the Collateral Monitoring Agent and the Security Trustee that such information has been posted on the Parent’s website on the Internet at http://www.visteon.com or is available via the EDGAR system of the U.S. Securities and Exchange Commission on the Internet (to the extent such information has been posted or is available as described in such notice).
(e)	Parent Financial Covenant: The Parent will comply at all times with the financial covenants set out in section 6.19(b) of the US ABL Credit Agreement in its unamended form as of the date hereof it being agreed that any termination of or waiver under the US ABL Credit Agreement shall not affect this provision.
Representation of the Parent
4.5 In entering into this Agreement, the Parent hereby represents and warrants to the Master Purchaser, the Security Trustee and the Funding Agent on the Closing Date and the Funding Date in the terms set out in Section 3.13 of the US ABL Credit Agreement in the form of the US ABL Credit Agreement as at the Closing Date provided that any references therein to “Material Adverse Effect” shall be construed as a reference to Material Adverse Effect as defined in the Framework Deed, it being agreed (i) that any amendment made after the Closing Date to such section shall not have the effect of amending the provisions of this Clause 4.5 unless such amendment is made in accordance with Clause 13 of the Framework Deed and (ii) that any termination of or waiver under the US ABL Credit Agreement shall not affect this provision
Representations of the Master Purchaser on the Funding Date and the Second Closing Date
4.6 In entering into this Agreement the Master Purchaser hereby represents and warrants to each Seller (other than VC) on the Funding Date and to VC on the Second Closing Date as follows:
(a)	Status: it is duly incorporated with limited liability and validly existing under the laws of Ireland;

(b)	Powers and Authorisations: the documents which contain or establish its constitution include provisions which give power, and all necessary corporate authority has been obtained and action taken, for it to own its assets, carry on its business and operations as they are now being conducted and to sign and deliver, and perform the transactions contemplated in, the Transaction Documents to which it is a party;

(c)	Legal Validity: its obligations under the Transaction Documents constitute, or when executed by it will constitute, its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, examination, reorganisation, moratorium or similar laws affecting the enforcement of creditors’ rights generally;

(d)	Ordinary course of business: the purchase of the Purchased Receivables by the Master Purchaser from each Seller pursuant to this Agreement occurs in the ordinary course of the business of the Master Purchaser;

(e)	Non-Violation: the execution, signing and delivery of the Transaction Documents to which it is a party and the performance of any of the transactions contemplated in any of them do not and will not contravene or breach or constitute a default under or conflict or be inconsistent with or cause to be exceeded any limitation on it or the powers of its directors imposed by or contained in:
(i)	any law, statute, decree, rule, regulation or licence to which it or any of its assets or revenues is subject or of any order, judgment, injunction, decree, resolution, determination or award of any court or any judicial, administrative, or governmental authority or organisation which applies to it or any of its assets or revenues; or

(ii)	any agreement, indenture, mortgage, deed of trust, bond, or any other document, instrument or obligation to which it is a party or by which any of its assets or revenues is bound or affected; or

(iii)	any document which contains or establishes its constitution;
(f)	Consents: no authorisation, approval, consent, licence, exemption, registration, recording, filing or notarisation and no payment of any duty or tax and no other action whatsoever which has not been duly and unconditionally obtained, made or taken is required to ensure the creation, validity, legality, enforceability or priority of its liabilities and obligations or of the rights of each Seller against it under the Transaction Documents save for (i) the delivery of all necessary particulars of the security created pursuant to the Master Purchaser Security Documents in the prescribed form to the Registrar of Companies in Ireland within 21 days of the creation of such security in accordance with section 99 of the Companies Act, 1963 (as amended) of Ireland and (ii) the delivery of the particulars of such security (constituting a fixed charge over book debts) to the Revenue Commissioners in Ireland in accordance with section 1001 of the Taxes Consolidation Act, 1997 (as amended) of Ireland; and

(g)	Solvency: it is solvent and able and expects to be able to pay its debts as they fall due.
5. Perfection
5.1 Each Seller hereby agrees and acknowledges that, at any time after the occurrence of a Termination Event that has not been waived by the Master Purchaser, the Collateral Monitoring Agent and the Security Trustee and without prejudice to the provisions of Clause 23.7 (Further Assurance), and upon the Master Purchaser giving written notice to that Seller and the relevant Servicer of its intention so to act, the Master Purchaser (or the Master Servicer on its behalf) may, and upon being requested to do so by the Security Trustee or the Collateral Monitoring Agent shall, and the Security Trustee or the Collateral Monitoring Agent may itself:
(a)	give written notice in its own name (and/or require that Seller to give notice), either in the form of notice at Part A of Schedule 9 (in respect of Purchased Receivables governed by German law, other than Purchased Receivables governed by German law and originated by VEC), Part B of Schedule 9 (in respect of Purchased Receivables governed by Spanish law), Part C of Schedule 9 (in respect of Purchased Receivables governed by a law other than German law, Spanish law or Portuguese law) or Part D of Schedule 9 (in respect of Purchased Receivables governed by Portuguese law) or in such other form as the Master Purchaser, the Collateral Monitoring Agent, the Funding Agent or the Security Trustee may require, to all or any of the Obligors of (in the case of Assignable Receivables) the sale and assignment of all or any of the Purchased Receivables originated by that Seller or (in the case of English Restricted Receivables) the trust declared of the benefit of the English Restricted Receivables; and/or

(b)	direct in writing (and/or require the Seller to direct in writing) all or any of the Obligors to pay amounts outstanding in respect of Purchased Receivables originated by that Seller (or, in the case of VC, the Purchased Receivables originated by VEC) directly to the Master Purchaser, the Master Purchaser Transaction Account in the same Agreed Currency, or any other account which is specified by the Master Purchaser (with the consent of the Security Trustee); and/or

(c)	exercise the Master Purchaser’s rights under the Master Purchaser Receivables Powers of Attorney (as defined below); and/or

(d)	give written instructions (and/or require the Seller to give written instructions) to make transfers from any Deposit Account in the name of that Seller to the Master Purchaser Transaction Account in the same Agreed Currency; and/or

(e)	in respect of any Assignable Receivable sold and assigned pursuant to Clause 2.2(a), 2.2(b), 2.2(d) or 2.2(e) hereof, execute a written assignment in favour of the Master Purchaser of the legal interest of the relevant Seller therein and in all Related Contract Rights and Related Security; and/or

(f)	take such other action as it reasonably considers to be necessary in order to recover any amount outstanding in respect of Purchased Receivables or to improve, protect, preserve and/or enforce their rights against the Obligors in respect of Purchased Receivables originated by that Seller.
5.2 Each Seller hereby agrees and acknowledges that, at any time after the occurrence of a Termination Event that has not been waived by the Master Purchaser, the Collateral Monitoring Agent and the Security Trustee, the Master Purchaser may, and upon being requested to do so by the Security Trustee or the Collateral Monitoring Agent shall, and the Security Trustee or the Collateral Monitoring Agent may itself, with respect to any Purchased Receivable that is an English Restricted Receivable, require the English Seller to, and the English Seller shall if so required, request in writing the written consent of the Obligor under such Contract to the assignment of the entire legal and beneficial interest of the English Seller therein to the Master Purchaser and, subject to such consent being given, to execute written assignments in favour of the Master Purchaser in respect of:
(a)	all or any of the English Restricted Receivables arising under such related Contracts in respect of which consent to assignment has been given by the relevant Customer;

(b)	all Related Contract Rights with respect to such English Restricted Receivables; and

(c)	any Related Security with respect to such English Restricted Receivable.
5.3 The Master Purchaser shall on or before the Funding Date grant a power of attorney (in a form and substance satisfactory to the Collateral Monitoring Agent) to Citibank, N.A. or such other person nominated by the Collateral Monitoring Agent (and notified to the Master Purchaser and the Security Trustee) pursuant to which the

Master Purchaser shall delegate its authority to Citibank, N.A. or such other person for the purpose of ratifying before a notary in Spain, and raising into public status for the purposes of Spanish law, each of the Spanish Master Purchaser Acceptances delivered in accordance with Schedule 11.
6. Termination
Termination Event — no further purchase of Receivables
6.1 If any Termination Event shall occur and has not been waived by the Master Purchaser and the Security Trustee, then, and in any such event, the Master Purchaser (or the Collateral Monitoring Agent or the Security Trustee on its behalf) may in its absolute discretion declare a termination of the Master Purchaser’s obligations to purchase further Receivables hereunder. Upon such declaration being made by the Master Purchaser, the Security Trustee or the Collateral Monitoring Agent, the agreement between the Master Purchaser and the Sellers to purchase and sell Receivables set out in Clause 2 shall be terminated with immediate effect and there shall be no further purchase of Receivables by the Master Purchaser from the Sellers. The Master Purchaser, the Security Trustee or the Collateral Monitoring Agent shall give written notice of the declaration to the Parent and the Master Servicer as soon as possible following such declaration.
Termination Event — Set off
6.2 Following the occurrence of a Termination Event due to an event of the kind described in paragraph (n) of Schedule 1 to the Framework Deed (Termination Events — Insolvency) affecting a Seller, each of the Master Purchaser, the MP Cash Manager, the Collateral Monitoring Agent and the Security Trustee shall to the extent permitted by law be entitled without notice (but shall not be obliged) to set off any obligation which is due and payable by that Seller and unpaid against any obligation (whether or not matured) owed under any Transaction Document by the Master Purchaser, the Security Trustee, the MP Cash Manager or the Collateral Monitoring Agent (as the case may be) to that Seller regardless of the place of payment or currency of either obligation.
Termination by the Parent
6.3 The Parent on behalf of the Sellers may terminate the agreement of the Sellers to sell Receivables to the Master Purchaser as provided in Clause 2.1 at any time by giving 5 Business Days’ notice in writing to the Master Purchaser, the Security Trustee, the Collateral Monitoring Agent and the Funding Agent.
Termination of Sales by the UK Seller
6.3A The UK Seller may terminate its agreement to sell Receivables to the Master Purchaser as provided in Clause 2.1 at any time by giving 5 Business Days’ notice in writing to the Master Purchaser, the Security Trustee, the Collateral Monitoring Agent and the Funding Agent. Any such termination by the UK Seller shall be without prejudice to the agreement of the other Sellers to sell Receivables and, subject to

Clause 5 of the Framework Deed of Amendment without prejudice to the other obligations of the UK Seller under the Transaction Documents.
Continuing Effect
6.4 Any termination pursuant to this Clause 6 or any other permitted termination of this Agreement shall not affect any rights or obligations of the parties in relation to any Purchased Receivables purchased prior to such termination and subject, in the case of the UK Seller, to Clause 5 of the Framework Deed of Amendment the provisions of this Agreement shall continue to bind the parties to the extent and for so far and so long as may be necessary to give effect to such rights and obligations. The covenants, obligations and undertakings contained in this Agreement and the rights and remedies in this Agreement in respect of any representation, warranty or statement made under or in connection with this Agreement and the indemnification and other payment obligations in this Agreement shall continue and remain in full force and effect notwithstanding the termination of this Agreement.
7. Remedies for Breach of Warranty
Non-Conforming Receivables
7.1 If any representation or warranty set out in Part A of Schedule 2 insofar as it relates to the assignability, collectability, validity or enforceability of a Purchased Receivable or if any representation or warranty set out in Part B of Schedule 2 in respect of a Purchased Receivable proves to have been incorrect on the Funding Date (for Receivables purchased on the Funding Date) or for other Purchased Receivables on the date on which it is made or deemed to be made and remains incorrect, or if the relevant Purchased Receivable has never existed (each affected Purchased Receivable being a Non-Conforming Receivable), the Seller that originated any such Non-Conforming Receivable (or, VC, in the case of Non-Conforming Receivables originated by VEC and sold by VC) shall be deemed to have received a collection of the full amount of each such Non-Conforming Receivable in the same Agreed Currency (a Deemed Collection) and shall pay the amount of each such Deemed Collection in that Agreed Currency to the relevant Deposit Account on the next Settlement Date in respect of each such Non-Conforming Receivable. To the extent that a Seller has made a payment to the Master Purchaser in respect of a Non-Conforming Receivable in accordance with this Clause 7.1 and an actual Collection is subsequently received by the Master Purchaser in respect of such Non-Conforming Receivable, the Master Purchaser will pay to that Seller on the immediately succeeding Settlement Date by crediting the relevant Deposit Account of such Seller in the same Agreed Currency, in accordance with the applicable Master Purchaser Priority of Payments and by way of refund of the payment made by that Seller pursuant to this Clause 7.1, an amount equal to the Collection so received in respect of such Non-Conforming Receivable in the same Agreed Currency.
Dilutions
7.2 If at any time:

(a)	there arises any set-off, counterclaim, dispute, defence or deduction in respect of a Purchased Receivable by the relevant Obligor; or

(b)	any Dilution occurs in relation to a transaction under which a Purchased Receivable arises or any other transaction between the relevant Seller and the relevant Obligor;
then the relevant Seller shall be deemed to have received a collection of each such Diluted Receivable in the amount of the relevant dilution in the same Agreed Currency on the day such dilution occurs (a Deemed Collection) and the relevant Seller shall pay the amount of each such Deemed Collection in that Agreed Currency to the relevant Deposit Account on the next Settlement Date.
Payment of Deemed Collections by VC
7.3 The obligation of VC to pay any Deemed Collection to the Master Purchaser under Clause 7.1 or 7.2 shall be deemed to be satisfied if VEC makes a corresponding payment under Clauses 7.1 or 7.2 of the VC Receivables Purchase Agreement.
Means of remedying breach
7.4 For the avoidance of doubt, the payment by a Seller in full of the amount due in respect of any Receivable under Clause 7.1 or 7.2 on the Settlement Date on which it is due (which the Master Purchaser and that Seller agree may be effected by way of set-off against any Purchase Price payable to that Seller on such Settlement Date) will remedy any breach or default by that Seller in respect of that Receivable and neither the Master Purchaser, the Security Trustee nor the Funding Agent shall have any other right or remedy in respect of such breach or default. In the case of VC, the payment by VEC in full of the amount due in respect of any Receivable in accordance with Clause 7.3 on the Settlement Date on which it is due will remedy any breach or default by VC in respect of that Receivable and neither the Master Purchaser, the Security Trustee nor the Funding Agent shall have any other remedy or right in respect of such breach or default.
Recoupment of Value Added Tax
7.5 For the purpose of ensuring recoupment of any VAT forming part of a Purchased Receivable:
(a)	all or part of which remains unpaid after the statutory period for purposes of claiming bad debt relief has elapsed; or

(b)	which or the Outstanding Balance of which is, or would be, reduced, adjusted or cancelled by the Seller that originated such Purchased Receivable;
the relevant Seller that originated such Purchased Receivable (which for the avoidance of doubt shall not include VC) will use its reasonable endeavours to recover such value added tax to the extent that such Seller is legally entitled to claim a repayment of such value added tax (or the appropriate part thereof) from the appropriate tax authorities, and shall, upon receipt of any amount in respect of such value added tax, to the extent that the Master Purchaser has not already been fully compensated for the non-receipt of such part of the Purchased Receivable as is equal to the valued added tax charged thereon, promptly remit the net amount not so compensated to the Master Purchaser and any such net amount will be paid into the relevant Deposit Account of such Seller in the relevant Agreed Currency and treated as a Collection in that Agreed Currency. The Seller that originated such Purchased Receivable (which for the avoidance of doubt shall not include VC) will make such accounting write-offs and transfers and raise such credit notes as may be necessary or desirable for this purpose, and take all such other steps as may be reasonably requested by the Master Purchaser provided that the Seller shall not be required to take any steps which it reasonably considers will unduly prejudice its tax affairs. At the request of that Seller and whether or not any amounts are payable to the Master Purchaser under this Clause 7.5, the Master Purchaser may, or at such time as the Master Purchaser is fully compensated, will, reassign or re-transfer a Purchased Receivable which is a Defaulted Receivable to the relevant Seller, who will accept such re-assignment or re-transfer of any such Purchased Receivable (for a nil or nominal consideration), solely for the purpose of facilitating recoupment of such value added tax.
SECTION III — SERVICING OF THE PURCHASED RECEIVABLES
8. Appointment of Servicers and Collateral Monitoring Agent
Appointment of Servicers
8.1 In connection with the sale and purchase of Receivables under Clause 2 (other than the German Receivables), the Master Purchaser and the Collateral Monitoring Agent each hereby appoints the Master Servicer as its lawful agent on its behalf to:
(a)	collect all sums due in relation to the Purchased Receivables originated by each Servicer including Delinquent Receivables and Defaulted Receivables and provide administration services in relation to the collection of the Purchased Receivables;

(b)	report to the Master Purchaser and the Collateral Monitoring Agent on the performance of the Purchased Receivables originated by each Servicer;

(c)	pursue delinquent Obligors;

(d)	maintain books and records in respect of Purchased Receivables originated by each Servicer;

(e)	perform periodic reporting activities in respect of Purchased Receivables originated by each Servicer;

(f)	with respect to each Purchased Receivable, determine whether at the time of the assignment of that Receivable to VC or the Master Purchaser, as the case may be, or, in the case of Visteon UK Limited, if such Purchased Receivable is an English Restricted Receivable, at the time such Receivable is held on trust pursuant to the English Restricted Receivables Trust for the benefit of the

Master Purchaser it satisfies the Eligibility Criteria and to identify the Purchased Receivable as an Eligible Receivable or a non-Eligible Receivable and, in the case of Visteon UK Limited, to identify the Purchased Receivable as an Assignable Receivable or an English Restricted Receivable in its books and records and computer systems; and

(g)	perform those other functions as more particularly described to be performed by the Master Servicer in this Agreement and the other Transaction Documents, in all such cases as provided for under this Agreement and the other Transaction Documents.
8.2 The Master Servicer shall be entitled to delegate to the Sub-Servicers (other than Visteon Deutschland GmbH) the performance of any of the duties and obligations undertaken by it hereunder and the Master Purchaser and the Collateral Monitoring Agent hereby consent to any such delegation. Without prejudice to the generality of the foregoing, it is acknowledged that the Master Servicer shall delegate and hereby delegates to the Sub-Servicers (other than Visteon Deutschland GmbH) those duties set out in Clause 8.3 below and those duties the subject of express undertakings by the Servicers elsewhere in this Agreement. Any such delegation shall be without prejudice to the obligations of the Master Servicer to the Master Purchaser and the Collateral Monitoring Agent under this Agreement, including, for the avoidance of doubt, under Clause 8.1, notwithstanding the direct undertakings given in this Agreement by the Sub-Servicers to the Master Purchaser and the Collateral Monitoring Agent in respect of the duties and obligations delegated to them by the Master Servicer.
8.3 Each Sub-Servicer (other than Visteon Deutschland GmbH) undertakes with the Master Servicer, the Master Purchaser and the Collateral Monitoring Agent that they shall, in discharge of the duties delegated to them by the Master Servicer, with effect from the Closing Date (or, in the case of the US Sub-Servicer, with effect from the Second Closing Date):
(a)	collect all sums due in relation to the Purchased Receivables originated by that Sub-Servicer including Delinquent Receivables and Defaulted Receivables and provide administration services in relation to the collection of the Purchased Receivables;

(b)	report to the Master Purchaser and the Collateral Monitoring Agent on the performance of the Purchased Receivables originated by that Sub-Servicer;

(c)	pursue delinquent Obligors;

(d)	maintain books and records in respect of Purchased Receivables originated by that Sub-Servicer;

(e)	perform periodic reporting activities in respect of Purchased Receivables originated by that Sub-Servicer;

(f)	with respect to each Purchased Receivable, to determine whether at the time of the assignment of that Receivable to VC or the Master Purchaser, as the case may be, or, in the case of Visteon UK Limited, if such Purchased Receivable is an English Restricted Receivable, at the time such Receivable is held on trust pursuant to the English Restricted Receivables Trust for the benefit of the Master Purchaser it satisfies the Eligibility Criteria and to identify the Purchased Receivable as an Eligible Receivable or a non-Eligible Receivable and, in the case of Visteon UK Limited, to identify the Purchased Receivable as an Assignable Receivable or an English Restricted Receivable in its books and records and computer systems;

(g)	take all other action as necessary or desirable for the Master Servicer to perform its own duties and obligations under the Transaction Documents and for the servicing of all other Receivables; and

(h)	perform those other functions as more particularly described in this Agreement, in all such cases as provided for under this Agreement.
8.4 In connection with the sale and purchase of German Receivables under Clause 2, it is agreed and acknowledged that such German Receivables are sold on a fully serviced basis (i.e. servicing is retained by the German Seller in its capacity as a Sub-Servicer) and accordingly the German Seller (in its capacity as Sub-Servicer) undertakes in favour of the Master Purchaser that it shall:
(a)	collect all sums due in relation to the German Receivables including Delinquent Receivables and Defaulted Receivables and provide administration services in relation to the collection of the German Receivables;

(b)	report to the Master Purchaser and the Collateral Monitoring Agent on the performance of the German Receivables;

(c)	pursue delinquent Obligors in respect of German Receivables;

(d)	maintain books and records in respect of German Receivables;

(e)	perform periodic reporting activities in respect of German Receivables;

(f)	with respect to each German Receivable, to determine whether at the time of the assignment of that Receivable to the Master Purchaser it satisfies the Eligibility Criteria, and to identify the German Receivable as an Eligible Receivable or a non-Eligible Receivable in its books and records and computer systems; and

(g)	perform those other functions as more particularly described to be performed by it in this Agreement and the other Transaction Documents, in all such cases as provided for under this Agreement and the other Transaction Documents.

Acceptance of Appointment
8.5 Each Servicer confirms that it has received a copy of all of the Transaction Documents and accepts its appointment pursuant to Clause 8.1 on the terms and subject to the conditions of this Agreement.
Authority
8.6 Subject to Clause 8.7, during the continuance of its appointment, each Servicer and the Collateral Monitoring Agent shall, subject to the terms and conditions of this Agreement have the full power, authority and right to do or cause to be done any and all things which it reasonably considers necessary, desirable, convenient or incidental to the performance of its duties hereunder.
Operating and Financial Policies
8.7 Neither the Master Purchaser nor its directors and officers shall be required or obliged at any time to comply with any direction which any Servicer or Collateral Monitoring Agent may give with respect to the operating and financial policies of the Master Purchaser and each Servicer and Collateral Monitoring Agent hereby acknowledges that all powers to determine such policies (including the determination of whether or not any particular policy is for the benefit of the Master Purchaser) are, and shall at all times remain, vested in the Master Purchaser and its directors and officers and none of the provisions of this Agreement or the Master Receivables Purchase Agreement shall be construed in a manner inconsistent with this Clause 8.7.
9. Representations, Warranties and Undertakings
In entering into this Agreement, each Servicer and each Seller and the Parent hereby represents and warrants severally to the Master Purchaser, the Security Trustee and the Collateral Monitoring Agent on the Funding Date (or, in the case of VC or VEC, on the Second Closing Date) as to the terms set out in Part A of Schedule 2 (excluding, with respect to the Parent only, paragraphs (e), (g), (i), (j), (t), (v) and (w)) with reference to the facts and circumstances then subsisting (and, with respect to the Parent only in relation to paragraph (1), (m), (n) and (o), to the best of its knowledge).
10. Collection of Receivables
Sending of Invoices and payments into Deposit Accounts
10.1 The Master Servicer shall procure that each Sub-Servicer shall send Invoices to the Obligors in its own name, in accordance with the Seller Credit and Collection Procedures, shall collect all Collections in an efficient and timely fashion and shall ensure that the payment terms of each Purchased Receivable require payment to be made into the appropriate Deposit Account(s) (denominated in the same Agreed Currency as the Receivable) of the Seller that originated the Receivable (being, in the case of the Portuguese Seller, the Master Purchaser Portuguese Deposit Accounts) or, in respect of Purchased Receivables purchased by the Master Purchaser from VC, into the Deposit Account (denominated in the same Agreed Currency as the Receivables)

of VEC. In connection with such Collections, each Servicer shall present all documents necessary in support of such amounts due from the relevant Obligors.
Use of Deposit Accounts
10.2 Each Servicer (other than the US Sub-Servicer) shall at all times following the date falling 60 days after the Closing Date, and the US Sub-Servicer shall at all times following the date falling 60 days after the Second Closing Date, procure that only monies which derive from Purchased Receivables sold by that Servicer (in its capacity as Seller or, in the case of the US Sub-Servicer, VEC) will be paid into a Non-French Receivables Deposit Account held in the name of that Seller or VEC, as the case may be, and that no Non-French Receivables Deposit Account will be used for any purpose other than the payment of Collections of the same Agreed Currency to the Master Purchaser in accordance with the terms of the Transaction Documents save that, prior to the occurrence of a Cash Control Event, the Seller or VEC (as the case may be) in whose name a Non-French Receivables Deposit Account is held may apply any monies retained in that Non-French Receivables Deposit Account in accordance with Clause 3.4 (in the case of all Sellers except VC), 3.4A (in the case of VC), 3.5 and 3.6 and Clause 10.3 (Payment of Collections) for payment of the Purchase Price or Advance Purchase Price in respect of newly originated Receivables. If at any time during the period from the Closing Date to the date falling 60 days after the Closing Date (or in respect of the US Sub-Servicer, from the Second Closing Date to the date falling 60 days after the Second Closing Date) amounts not representing monies derived from Purchased Receivables are paid to the credit of a Non-French Receivables Deposit Account, the relevant Servicer shall upon such monies being identified as not being derived from Purchased Receivables (and in any event within 2 Business Days of such monies being paid into such Non-French Receivables Deposit Account) procure that such amounts are transferred out of the relevant Non-French Receivables Deposit Account. To the extent that any monies are credited to a Non-French Receivables Deposit Account which are not Collections, the relevant Servicer will, if it is otherwise unable to distinguish the same, attribute such monies first to Collections, and second to any other amount.
Payment of Collections
10.3 On each Business Day prior to the occurrence of a Cash Control Event, Collections received in a Non-French Receivables Deposit Account will be applied in payment of the Purchase Price or Advance Purchase Price in respect of newly originated Receivables (provided they are in the same Agreed Currency and originated by that Servicer) pursuant to Clause 3.4 (in the case of Receivables originated by the Servicers except for VEC), 3.4A (in the case of Receivables originated by VEC), 3.5 and 3.6.
10.4 Upon the occurrence of a Cash Control Event which is continuing, the Servicers shall no longer be entitled to apply any Collections in payment of the Purchase Price or Advance Purchase Price in respect of newly originated Receivables, will not be entitled to withdraw funds credited to the Non-French Receivables Deposit Accounts, and will procure that all funds credited to the Non-French Receivables Deposit Accounts are transferred to the Master Purchaser Transaction Account in the

same Agreed Currency prior to 5.00 p.m. London time each day on which banks are generally open for business in the location of the relevant Deposit Account Bank.
10.5 If any Servicer transfers any amount to a Master Purchaser Transaction Account in accordance with Clause 10.4 and such amount is later proven by that Servicer to the Master Purchaser’s satisfaction to be an amount which is not a Collection, the Master Purchaser agrees that, upon request by that Servicer and at the expense of that Servicer, it will transfer such amount to such bank account as the Servicer may direct.
Notification to Deposit Account Bank
10.6 Each of the Sellers, VEC and Servicers acknowledges and agrees that, upon the occurrence of a Cash Control Event which is continuing, the Master Purchaser (and its authorised representatives notified to the Seller(s) or VEC (in the case of Receivables originated by VEC) in whose name the Non-French Receivables Deposit Account(s) are held) and the Security Trustee shall have the right to notify any of the Deposit Account Banks of the occurrence of the Cash Control Event and thenceforth exercise their control rights in respect of the Non-French Receivables Deposit Account in accordance with the terms and subject to the conditions of the relevant Account Control Agreement, and that for this purpose, subject always to the terms of the Master Purchaser Deed of Charge, the Master Purchaser has appointed the Collateral Monitoring Agent to act as its agent for the purpose of notifying any Deposit Account Bank of the occurrence of a Cash Control Event, and after doing so for the purpose of instructing the relevant Deposit Account Bank how to operate the relevant Non-French Receivables Deposit Account.
11. Records and Accounts
Determination of Collections
11.1 On each Business Day, the Master Servicer will calculate the aggregate amount of Collections denominated in each Agreed Currency received into the Deposit Accounts on the immediately preceding Business Day. After the occurrence of a Cash Control Event which has not been waived by the Master Purchaser, the Collateral Monitoring Agent and the Security Trustee, the Master Servicer will, if so requested by the Funding Agent, notify such aggregate amount to the Master Purchaser, the Collateral Monitoring Agent and the Funding Agent on the Business Day immediately succeeding the Business Day on which such Collections were received.
Allocation of Collections
11.2 For the purpose of Clause 11.1 where, for any reason, the Master Purchaser has received in cash less than 100 per cent. of the Outstanding Balance of a Purchased Receivable, all amounts collected in respect of that Purchased Receivable shall be applied:
(a)	first to the Discount element;

(b)	secondly to the Purchase Price element.
Operation of Accounts
11.3 If pursuant to Clause 18(o)(i) Visteon Portuguesa Ltd. transfers the Non-French Receivables Deposit Accounts in its name to the name of the Master Purchaser, the Master Purchaser will grant a power of attorney to Visteon Portuguesa Ltd., in its capacity as Servicer, to operate such Non-French Receivables Deposit Accounts prior to the occurrence of a Cash Control Event and in accordance with the provisions of this Agreement on terms acceptable to the Master Purchaser, the Security Trustee and the Collateral Monitoring Agent.
12. Calculations
On or before each Reporting Date, the Master Servicer shall calculate the following in respect of the immediately preceding Detennination Period:
(a)	with respect to each Seller, and with respect to each Agreed Currency, the aggregate of the Purchase Price paid during such Determination Period and payable on the immediately succeeding Payment Date by the Master Purchaser to that Seller in respect of all Purchased Receivables originated by that Seller or, in the case of VC, all Purchased Receivables originated by VEC during such Determination Period;

(b)	with respect to VEC, and with respect to each Agreed Currency, the aggregate of the VC Purchase Price paid during such Determination Period and payable on the immediately succeeding Payment Date by the Purchaser to VEC in respect of all Purchased Receivables originated by VEC;

(c)	with respect to each Seller, and with respect to each Agreed Currency, the Collections received by the Master Purchaser in respect of all Purchased Receivables originated by that Seller or, in the case of VC, all Purchased Receivables originated by VEC;

(d)	with respect to each Seller, and with respect to each Agreed Currency, the aggregate amount of the Purchased Receivables originated by that Seller which are Ineligible Receivables or, in the case of VC, the aggregated amount of the Purchased Receivables originated by VEC which are Ineligible Receivables;

(e)	with respect to each Seller, and with respect to each Agreed Currency, the aggregate amount of the Purchased Receivables originated by that Seller which are Eligible Receivables or, in the case of VC, the aggregate amount of the Purchased Receivables originated by VEC which are Eligible Receivables;

(f)	with respect to the English Seller, and with respect to each Agreed Currency, the aggregate amount of the Assignable Receivables which are Purchased Receivables and the aggregate amount of English Restricted Receivables which are Purchased Receivables held on trust pursuant to the English Restricted Receivables Trust for the benefit of the Master Purchaser;

(g)	NRPB Before Excess Concentrations and Exchange Rate Protection;

(h)	Net Receivables Pool Balance;

(i)	Maximum EUR Available Amount, Maximum GBP Available Amount, and Maximum USD Available Amount;

(j)	EUR Subordinated VLN Required Amount, GBP Subordinated VLN Required Amount, and USD Subordinated VLN Required Amount;

(k)	all other calculations necessary for the proper preparation and delivery of the Servicer Reports or as otherwise required of any Servicer under the Transaction Documents.
13. Application of Funds
Payments into Master Purchaser Transaction Accounts
13.1 The Master Purchaser shall ensure, and shall give all requisite instructions and directions to ensure that all sums received by the Master Purchaser in each Agreed Currency are paid into the relevant Master Purchaser Transaction Account.
Payments from Master Purchaser Transaction Accounts
13.2 The MP Cash Manager will give instructions to the Master Purchaser Transaction Account Bank to make the payments required to be made on each Settlement Date in accordance with the relevant Master Purchaser Priority of Payments.
14. Reports
Master Servicer’s Monthly Reports
14.1 On each Monthly Reporting Date, the Master Servicer shall provide the Master Purchaser, the Funding Agent, the MP Cash Manager, the Collateral Monitoring Agent and (upon request) the Security Trustee with the Master Servicer’s Monthly Report in respect of the immediately preceding Monthly Determination Period and the immediately preceding Determination Period. For the avoidance of doubt, the Master Servicer may provide the Master Servicer’s Monthly Report to the Master Purchaser, the Funding Agent, the MP Cash Manager, the Collateral Monitoring Agent and the Security Trustee by fax or by email.
Contents of each Master Servicer’s Monthly Report
14.2	Each Master Servicer’s Monthly Report shall provide details of the following:

(a)	in respect of each Agreed Currency and each Seller, the amounts collected in respect of the Purchased Receivables during the Determination Period ending on the immediately preceding Determination Date and details of all outstanding Purchased Receivables;

(b)	in respect of each Agreed Currency and each Seller, the aggregate Dilutions during the Determination Period ending on the immediately preceding Determination Date;

(c)	in respect of each Agreed Currency and each Seller, the aggregate of the Outstanding Balance of the Purchased Receivables purchased since the last Determination Date;

(d)	in respect of each Agreed Currency and each Seller, the aggregate of the Outstanding Balance of all Purchased Receivables as at the immediately preceding Determination Date;

(e)	in respect of each Agreed Currency and each Seller, the aggregate of the Outstanding Balance of all Purchased Receivables as at the immediately preceding Determination Date which are identified by the Master Servicer as Eligible Receivables;

(f)	in respect of each Agreed Currency and each Seller, the aggregate of the Outstanding Balance of all Purchased Receivables as at the immediately preceding Determination Date which are identified by the Master Servicer as non-Eligible Receivables;

(g)	in respect of each Agreed Currency and each Seller, Purchased Receivables then outstanding classified according to the following categories: current Receivables; Receivables that are 1-30 days past due; Receivables that are 31 - 60 days past due; Receivables that are 61 - 90 days past due; Receivables that are 91 - 120 days past due; and Receivables that are 121 or more days past due.
Master Servicer’s Semi-Monthly Settlement Reports
14.3 On each Semi-Monthly Reporting Date, the Master Servicer shall provide the Master Purchaser, the Funding Agent, the MP Cash Manager, the Collateral Monitoring Agent and (upon request) the Security Trustee with the Master Servicer’s Semi-Monthly Settlement Report in respect of the immediately preceding Semi- Monthly Determination Period. For the avoidance of doubt, the Master Servicer may provide the Master Servicer’s Semi-Monthly Settlement Report to the Master Purchaser, the Funding Agent, the Collateral Monitoring Agent and the Security Trustee by fax or by email.
Contents of each Master Servicer’s Semi-Monthly Settlement Report
14.4 Each Master Servicer’s Monthly Report shall provide details (in the form set out in Schedule 6) of the following:
(a)	in respect of each Agreed Currency and each Seller, the aggregate of the Outstanding Balance of the Purchased Receivables;

(b)	in respect of each Agreed Currency and each Seller the amount equal to the aggregate of the Outstanding Balance of Purchased Receivables as on the

previous Determination Date, plus the aggregate of the Outstanding Balance of Purchased Receivables purchased since that Determination Date, less the aggregate of the Collections received into a Deposit Account since that Determination Date.
Additional Information
14.5 The Master Servicer shall, within a reasonable period of receiving a request to that effect, provide to the Master Purchaser, the Funding Agent, the MP Cash Manager and the Collateral Monitoring Agent such additional information relevant to the Receivables (including the enforceability, collectability or origination of the Purchased Receivables), the Sellers, VEC, the Servicers or the Master Purchaser as the Master Purchaser and/or the Funding Agent and/or the MP Cash Manager and/or the Collateral Monitoring Agent may from time to time reasonably require for the performance of its duties on behalf of Master Purchaser under this Agreement.
15. Purchases
Purchases of Receivables
On each Payment Date the Sellers, VEC and the Servicers shall each execute such documents, deeds, agreements, instruments, consents, notices or authorisations and do all such other acts, things or procure the same are done as are required to be done by the Master Purchaser under this Agreement in connection with the assignment of the Assignable Receivables and with the trust over the English Restricted Receivables pursuant to the English Restricted Receivables Trust.
16. Enforcement
16.1 In the event that there is a default or failure to perform by any Obligor then the Servicers will take all reasonable steps to recover all sums due to the Master Purchaser in respect of the Purchased Receivables and shall comply in all material respects with the relevant Seller Credit and Collection Procedures or to the extent that those procedures are not applicable (having regard to the nature of the default or failure to perform in question) take such action as would a prudent creditor operating a business of the manufacture and sale of automotive interiors products in respect of such default or failure to perform. In applying such policies or taking such action in relation to any particular Obligor who is in default, each Servicer may exercise such discretion to deviate therefrom as would be exercised by a reasonably prudent creditor operating a business of the manufacture and sale of automotive interiors products but subject to believing on reasonable grounds that to do so will enhance recovery prospects or minimise loss.
17. Records and Information and Reviews
Maintenance of Records
17.1 Each Seller, VEC and each Servicer shall at its expense and at all times maintain, implement and keep accounting, management and administrative information systems, procedures and records which are adequate to generate accurate, complete and reliable statistical information regarding the portfolio of Purchased Receivables. These records and systems shall include an ability to recreate records in the event of their destruction. The information and records shall be adequate to permit the identification on each Purchase Date of each newly Purchased Receivable and the daily identification of the aggregate of all collections of, and any losses in relation to, the Purchased Receivables in each Agreed Currency. Each Seller, VEC and each Servicer will at its expense keep books of account and records in relation to the operation of the transactions contemplated in the Transaction Documents and shall provide copies of such accounts and records to the Master Purchaser, the Security Trustee, the Funding Agent and the Collateral Monitoring Agent and fully co-operate with the Master Purchaser, the Security Trustee, the Funding Agent and the Collateral Monitoring Agent and provide all such other information in relation to the Purchased Receivables and the operation of the transactions set out in the Transaction Documents as the Master Purchaser, the Security Trustee, the Funding Agent or the Collateral Monitoring Agent shall reasonably require in order to prepare interim statements, final accounts and tax returns.
Access to Records
17.2 Each Seller, VEC and each Servicer shall, upon reasonable prior notice, provide the Master Purchaser, the Security Trustee, the Collateral Monitoring Agent and/or the Funding Agent (and their duly authorised officers, employees and agents) with access during regular business hours to examine, verify, audit, inspect and make copies of and abstract from all information, systems, records, books and contractual documentation maintained by it or on its behalf, or by or on behalf of any Seller, VEC or any other Servicer relating to the portfolios of Purchased Receivables (and including, without limitation, computer tapes and disks), and the Sellers, VEC and Servicers shall permit the Master Purchaser, the Security Trustee, the Collateral Monitoring Agent and the Funding Agent (by their duly authorised officers and/or employees, and/or duly appointed representatives, advisers and/or agents) to take such other steps as they from time to time reasonably think fit for the purpose of examining, verifying or obtaining information concerning any of the Purchased Receivables, including, but not limited to, visiting the office and properties of each Seller, VEC and/or the Servicer, and the Sellers, VEC and Servicers shall take such action as is necessary for them to do so, and to discuss matters relating to the Purchased Receivables with any Seller, VEC or Servicer or any of the officers, employees or agents of any Seller, VEC or any Servicer who have knowledge of such matters and procure the access and cooperation of the Sellers, VEC and Servicers necessary to the foregoing.
Reviews
17.3 The Master Purchaser, the Security Trustee, the Funding Agent or the Collateral Monitoring Agent (as the case may be) will be entitled to appoint independent public accountants or other persons acceptable to the Master Purchaser, the Security Trustee, the Funding Agent or the Collateral Monitoring Agent to prepare and deliver to the Master Purchaser, the Security Trustee, the Funding Agent and the Collateral Monitoring Agent, a written report with respect to the Receivables originated by that Seller or, in the case of Receivables purchased by the Master

Purchaser from VC, originated by VEC, and of VEC’s or the Seller’s Seller Credit and Collection Procedures and the servicing thereof on behalf of the Master Purchaser by the relevant Servicer (including, in each case, the systems, procedures and records relating thereto) on a scope and in a form reasonably requested by the Master Purchaser, the Funding Agent, the Security Trustee and/or the Collateral Monitoring Agent. The expense of two periodic Reviews in each calendar year shall be borne by the relevant Seller, VEC or Servicer; provided, however, that after the occurrence and during the continuance of an event which, but for notice or lapse of time or both, would constitute a Servicer Default, or after the occurrence and during the continuance of a Potential Event of Termination or an Event of Termination, or there shall occur a material change in the relevant Seller’s or VEC’s Seller Credit and Collection Procedures or in the relevant Servicer’s reporting systems relating to the Receivables or used in the preparation of the Servicer Reports, or data in any Servicer Report is incorrect or the Seller or VEC has difficulty providing the data to the relevant Servicer or following an audit report indicating an audit deficiency, the expense of any additional audits, examinations, reports and visits as the Master Purchaser, the Collateral Monitoring Agent or the Security Trustee (as the case may be) shall reasonably deem necessary under the circumstances shall be borne by the relevant Seller, VEC or the relevant Servicer, as the case may be.
18. Undertakings of the Servicers
Each Servicer severally undertakes with each of the Master Purchaser, the Funding Agent and the Security Trustee, that, without prejudice to any of its specific obligations under this Agreement as follows:
(a)	it will devote to the performance of its obligations and the exercise of its discretions under this Agreement and its exercise of the rights of the Master Purchaser in respect of contracts and arrangements giving rise to payment obligations in respect of the Purchased Receivables at least the same amount of time and attention and that there is exercised the same level of skill, care and diligence as it would if it were administering receivables in respect of which it held the entire benefit (both legally and beneficially) and, in any event, will devote all due skill, care and diligence to the performance of its obligations and the exercise of its discretions hereunder and will devote all operational resources necessary to fulfil its obligations under this Agreement and the other Transaction Documents to which it is a party;

(b)	it will comply with any proper and lawful directions, orders and instructions which the Master Purchaser, the Security Trustee or the Collateral Monitoring Agent may from time to time give to it in connection with the performance of its obligations under this Agreement, but only to the extent that compliance with those directions does not conflict with any provision of the Transaction Documents, provided that this paragraph 18(b) shall not apply to Visteon Deutschland GmbH;

(c)	it will obtain, make, take and keep in force all authorisations, approvals, consents, licences, exemptions, registrations, recordings, filings, notices, notifications and notarisations and comply with any other legal requirements which may be required in connection with the performance of its functions, duties and obligations under this Agreement and the other Transaction Documents (other than where failure to do so would not have a Material Adverse Effect) and to ensure the validity, legality, or enforceability of its (or the Master Purchaser’s) liabilities and the rights of the Master Purchaser, the Security Trustee and the Funding Agent and it shall perform its obligations under this Agreement and the other Transaction Documents to which it is a party in such a way as to not prejudice the continuation of any such approvals, consents, licences, exemptions, registrations, recordings, filings, or notarisations;

(d)	in servicing the Purchased Receivables and performing its obligations under this Agreement and the other Transaction Documents to which it is a party, it will comply with all requirements of any relevant or applicable law, statutory instrument, regulation, directive, administrative requirement, licence, authorisation or order made by any government, supra national body, state, municipality, district, canton, authority, court, tribunal or arbitral body (other than where failure to do so would not have a Material Adverse Effect);

(e)	it will make all payments required to be made by it pursuant to this Agreement and the other Transaction Documents to which it is a party on their due date for payment under this Agreement or such other Transaction Documents, as the case may be, in the applicable Agreed Currency, for value on such day without set off or counterclaim and (unless required by law to deduct or withhold) without deduction or withholding for any taxes or otherwise;

(f)	it will give to the Master Purchaser, the Security Trustee and the Funding Agent, within three Business Days after written demand by the Master Purchaser or the Funding Agent, a compliance certificate substantially in the form set out in Schedule 5 and signed by two directors of that Servicer to the effect that as at a date not more than seven days before delivering such certificate, to its knowledge, there did not exist any Potential Termination Event, any Termination Event, any Potential Servicer Default or any Servicer Default (or, if such exists or existed, specifying the same) and that during the period from the date of this Agreement to the date of such certificate that Servicer has complied with all its obligations under this Agreement and the other Transaction Documents to which it is a party or (if this is not the case) specifying the respects in which it had not complied;

(g)	it will fully co-operate with the Master Purchaser and provide it with such information and assistance as it shall reasonably require in order to keep all registers and make all returns required by law or by relevant regulatory authorities and it shall fully co-operate with the directors of the Master Purchaser and provide them with such information in relation to the Purchased Receivables and the operation of the transactions contemplated in the Transaction Documents as they shall reasonably require in order to discharge their functions and legal obligations as directors of the Master Purchaser;

(h)	subject to and in accordance with the provisions of this Agreement, it will take all reasonable steps to recover all sums due to the Master Purchaser in respect of the Purchased Receivables;

(i)	it will comply in all material respects with the Seller Credit and Collection Procedures, and, other than in relation to those policies and procedures:
(i)	which are required by law or by any governmental body or regulatory authority; or

(ii)	which would be adopted by a reasonably prudent operator of a business of the sale of interior automotive products; or

(iii)	to which the Collateral Monitoring Agent has given its prior written consent, it will not adopt any additional and/or alternative policies and procedures in place of the Seller Credit and Collection Procedures which are likely adversely to affect the Master Purchaser in relation to the Purchased Receivables and any other rights acquired under this Agreement and the other Transaction Documents. It will, in relation to any additional and/or alternative policies and procedures which are proposed to be adopted in accordance with paragraph (iii) above and which might affect such interests, inform the Master Purchaser and the Collateral Monitoring Agent in writing of any of the same, prior to their adoption, together with an explanation as to why such policies and procedures are proposed to be adopted and why, in its reasonable opinion, such effect is not likely to be adverse to such interests. It shall be entitled to adopt the additional and/or alternative policies and procedures to which the Servicer’s written notification relates unless the Collateral Monitoring Agent has notified it in writing no later than the fifth Business Day after the Collateral Monitoring Agent has received the Servicer’s notification in respect of the additional and/or alternative policies proposed, that in the reasonable opinion of the Collateral Monitoring Agent such effect is likely to be adverse to such interests; and

(j)	it will promptly (and in any event within two Business Days of the date it obtains actual knowledge thereof or ought reasonably to have obtained knowledge thereof) notify the Master Purchaser, the Collateral Monitoring Agent, the Funding Agent and the Security Trustee of the occurrence of a Termination Event, Potential Termination Event, Cash Control Event, Servicer Default or Potential Servicer Default;

(k)	it will promptly (and in any event within two Business Days of the date it obtains actual knowledge thereof or ought reasonably to have obtained knowledge thereof) notify the Master Purchaser, the Collateral Monitoring Agent, the Funding Agent and the Security Trustee if legal proceedings are initiated against it, any Seller, VEC or the Master Purchaser which might adversely affect the Seller’s, VEC’s, the Master Purchaser’s or the Security Trustee’s title to or interest in the Purchased Receivables or any of the other rights acquired under this Agreement;

(l)	it will promptly execute all such further documents, deeds, agreements, instruments, consents, notices or authorisations and do all such further acts and things (or procure the same) as may be necessary at any time or times in the reasonable opinion of the Master Purchaser, the Security Trustee or the Collateral Monitoring Agent to perfect or protect the interests of the Master Purchaser, the Security Trustee or the Collateral Monitoring Agent and to give effect to this Agreement or any of the other Transaction Documents to which it is a party;

(m)	it will not extend, amend or otherwise modify any Purchased Receivable, or amend, modify or waive any provision of the related Contract, except in accordance with the Seller Credit and Collection Procedures, except for any amendment, modification or waiver that would not have a material adverse effect on the collectability, enforceability or validity of such Purchased Receivables or the Related Contract Rights and as otherwise provided in the Transaction Documents;

(n)	it will (i) instruct Obligors to make payments only to Deposit Accounts of the Seller which originated in the relevant Purchased Receivables (or the Deposit Account of VEC, in the case of Purchased Receivables originated by VEC) and in the same Agreed Currency and (ii) deposit, or cause to be deposited, all Collections of Purchased Receivables into the Deposit Accounts of the Seller which originated in the relevant Purchased Receivables (or the Deposit Account of VEC, in the case of Purchased Receivables originated by VEC) and in the same Agreed Currency promptly following receipt. No Collections other than those related to Purchased Receivables, or Receivables purchased by FCC Visteon, will be deposited into Deposit Accounts;

(o)	it will as security for the discharge and performance of all its obligations under this Agreement at any time owed or due to the other parties hereto (i) on or prior to the Funding Date or as soon as possible following the Funding Date, execute a declaration of trust or a pledge, or other form of Encumbrance or commingling risk protection (including but not limited to the transfer of the Non-French Receivables Deposit Account into the name of the Master Purchaser), over each Non-French Receivables Deposit Account held in its name and (ii) procure that each of the Deposit Account Banks execute an acknowledgment of the pledge or Encumbrance or other form of commingling risk protection, or an agreement regarding the acknowledgement of the trust, created over the relevant Non-French Receivables Deposit Accounts held with the relevant Deposit Account Bank, or novation of the account agreement with the relevant Deposit Account Bank, and in the law of such pledge, trust or Encumbrance each such pledge, trust or Encumbrance (as the case may be) is perfected and acknowledged in writing by the relevant Deposit Account Bank in each case by no later than the date falling 60 days after the Closing Date (or, in the case of the US Sub-Servicer by no later than the first Settlement Date following the Second Closing Date), in such form as the Collateral Monitoring Agent may require; in the event that and so long as the Servicer fails to create such pledge, trust or Encumbrances in respect of any Non-French Receivables Deposit Account, or to deliver to the Master Purchaser the relevant acknowledgment, agreement or novation agreement with respect to any Non-French Receivables Deposit Account, or the Master Purchaser, the Collateral Monitoring Agent and the Security Trustee have not received opinions of counsel in form and substance reasonably satisfactory to them in respect of the pledge, trust or Encumbrance over the Deposit Account, the Receivables originated by the Seller or VEC (as the case may be) in whose name such Non-French Receivables Deposit Account is held shall not be Eligible Receivables from the first Determination Date occurring on or following the date falling 60 days after the Closing Date (or the first Settlement Date following the Second Closing Date, in the case of VEC originated Receivables) until the Determination Date immediately following the date on which the relevant trust or Encumbrance is created and is acknowledged by the relevant Deposit Account Bank to the satisfaction of the Master Purchaser, the Collateral Monitoring Agent and the Security Trustee, and such satisfactory opinion is obtained (at which point a Purchased Receivable originated by that Seller or VEC (as the case may be) may be an Eligible Receivable subject to satisfaction of the Eligibility Criteria on its Purchase Date);

(p)	it will as security for the discharge and performance of its obligations to the FCC under the FCC Documents, (i) on or prior to the French Programme Commencement Date or as soon as possible following the French Programme Commencement Date, execute a compte d’affectation specialisé agreement, pledge, trust, or other form of Encumbrance or commingling risk protection, over each Deposit Account held in its name and which are dedicated to Collections arising on Receivables purchased by the FCC and (ii) procure that each of the Deposit Account Banks execute an acknowledgment of the pledge or Encumbrance, or an agreement regarding the acknowledgement of the trust, created over the relevant French Receivables Deposit Accounts held with the relevant Deposit Account Bank, or novation of the account agreement with the relevant Deposit Account Bank, and in the law of such pledge, trust or Encumbrance each such pledge, trust or Encumbrance (as the case may be) is perfected and acknowledged in writing by the relevant Deposit Account Bank in each case by no later than the date falling 60 days after the French Programme Commencement Date, in such form as the Collateral Monitoring Agent may require; in the event that and so long as the Servicer fails to create such compte d’affectation specialisé agreement, pledge, trust or Encumbrances or to deliver to the FCC the relevant acknowledgements with respect to any Deposit Account, and the FCC, the Master Purchaser and the Security Trustee shall not have received opinions of counsel in form and substance reasonably satisfactory to them in respect of the trusts or Encumbrances over the Deposit Account, the Receivables originated by the Seller in whose name such Deposit Account is held shall not be Eligible Receivables from the first Determination Date on or following the date falling 60 days after the French Programme Commencement Date until the Determination Date immediately following the date on which the relevant trust or Encumbrance is created and is acknowledged by the relevant Deposit Account Bank to the satisfaction of the Master Purchaser, the Collateral Monitoring Agent and the Security Trustee, and such satisfactory opinion is obtained (at which point a Receivable originated by that Seller may be an Eligible Receivable subject to satisfaction of the Eligibility Criteria on the relevant Purchase Date);
(q)	with respect to each Receivable, it will promptly upon that Receivable coming into existence, determine whether it is an Eligible Receivable or a non-Eligible Receivable.
19. Sub Contracts
Appointment of Sub-agents
19.1 No Servicer may without the prior written consent of the Collateral Monitoring Agent and the Security Trustee appoint any person as its sub-agent, sub-contractor or representative to carry out all or any material part of the services to be provided by it under this Agreement.
Liability of Servicer
19.2 Any appointment as referred to in this Clause 19 shall not in any way relieve the appointing Servicer from its obligations under this Agreement, for which it shall continue to be liable as if no such appointment had been made and any failure by any sub-agent, sub-contractor or representative of that Servicer to perform the services expressed to be performed by the Servicer hereunder shall be treated as a breach of this Agreement by the Servicer.
No Liability to Agents
19.3 The Master Purchaser, the Funding Agent, Collateral Monitoring Agent and the Security Trustee shall not have any liability to any sub-agent, sub-contractor or representative of any Servicer or any other person appointed pursuant to 19.1 whatsoever in respect of any cost, claim, charge, fees, loss, liability, damage or expense suffered or incurred by any sub agent, sub contractor or representative of any Servicer, or any such person in connection with this Agreement.
20. Liability of Servicer
Exclusion of Liability
20.1 The Servicers shall have no liability for the obligations of any Obligor and nothing in this Agreement or any other agreement or document executed pursuant to or in connection with the Transaction Documents shall constitute a guarantee, or similar obligation, by the any Servicer (in its capacity as servicer) of the performance by any person owing any payment obligation in respect of a Purchased Receivable.
Indemnity
20.2 The Sellers and the Servicers shall provide indemnities in accordance with clauses 7 and 9 of the Framework Deed.

21. Servicing Fee
Calculation of Servicing Fee
21.1 The Master Servicer shall, subject to the provisions of this Agreement, in respect of each Monthly Determination Period be entitled to a Servicing Fee from the Master Purchaser (inclusive of value added tax, sales tax, purchase tax or any other, similar taxes or duties) payable monthly in arrear on each Monthly Settlement Date in EUR out of the Collections and calculated on each Determination Date in an amount equal to:
(a)	if the Parent or an affiliate of the Parent is acting as Master Servicer under this Agreement, 0.25 per cent. per annum based on the aggregate of the EUR Equivalent of the Outstanding Balances of all Purchased Receivables other than German Receivables as at the Monthly Determination Date on which the relevant Monthly Determination Period ends; and

(b)	if a party not affiliated to the Parent is acting as Master Servicer under this Agreement, such other percentage fee per annum based on the daily Outstanding Balance of all Purchased Receivables other than German Receivables as may be agreed upon by the Collateral Monitoring Agent, the Master Purchaser and such party, provided that such fee shall not in any circumstances exceed 110% of such Master Servicer’s costs and expenses in administering and collecting the Purchased Receivables other than German Receivables.
21.2 The Master Servicer shall not be entitled to reimbursement of any cost, claim, liability or expense incurred or suffered by it in the performance of its obligations under this Agreement save to the extent expressly set out in this Agreement.
21.3 Each of the Sub-Servicers acknowledges that it shall not be entitled to receive any fee from the Master Purchaser for the performance of any of the duties delegated to it (as Sub-Servicer) under this Agreement but shall look solely to the Master Servicer for payment of any fees due to it in consideration for the provision of such services.
22. Termination of Appointment
Termination by Master Purchaser
22.1 If a Servicer Default has occurred and has not been waived by the Master Purchaser, the Collateral Monitoring Agent and the Security Trustee, then the Master Purchaser may, (and shall, if so directed by the Security Trustee or the Funding Agent) at once or at any time, by notice in writing to the relevant Servicer terminate the appointment (or in the case of a Sub-Servicer, delegated appointment) of that Servicer under this Agreement with effect from a date (not earlier than the date of the notice) specified in the notice. If a successor Servicer has been appointed in accordance with Clause 22.6 within the applicable cure period, then the related Potential Servicer Default shall be deemed to have been cured. Upon any termination of the appointment of the Master Servicer pursuant to this Clause 22.1, the appointment of any Sub-Servicer will immediately be terminated.
Notification of Obligors
22.2 Upon the occurrence of a Termination Event which has not been waived by the Master Purchaser, the Collateral Monitoring Agent and the Security Trustee, the Master Purchaser, the Collateral Monitoring Agent and/or the Security Trustee may, at their own discretion, notify or require the Master Servicer to notify (or to procure that any or all Sub-Servicers notify) the Obligors that all Collections must be paid into the Master Purchaser Transaction Accounts.
Agency to Terminate
22.3 On and after termination of the appointment of a Servicer all authority and power of the Servicer under this Agreement shall be terminated and of no further effect and the Servicer shall no longer hold itself out in any way as the agent of the Master Purchaser.
Redelivery of Records
22.4 Upon termination of the appointment of a Servicer, that Servicer shall promptly deliver or make available to or, if so requested by the Funding Agent, shall within 7 Business Days of such termination deliver to (and in the meantime shall hold as fiduciary agent of) the Funding Agent or as it shall direct all contract records, books of account, papers, records, registers, computer tapes and discs (and any duplicates thereof), statements, correspondence and documents in its possession or under its control or available to it and relating to the Purchased Receivables and/or the affairs of the Master Purchaser or belonging to the Master Purchaser including all original contracts and the Transaction Documents in its possession, any moneys then held by any Servicer (including moneys held by any Sub-Servicer on behalf of the Master Servicer) on behalf of the Master Purchaser and any other assets of the Master Purchaser and shall take such further action as the Master Purchaser or the Funding Agent may reasonably direct.
Confirmation of Certain Provisions
22.5 Any provision of this Agreement which is stated to continue after termination of this Agreement shall remain in full force and effect notwithstanding termination.
Successor Servicer
22.6 It is hereby declared that neither the Master Purchaser, the Security Trustee nor the Collateral Monitoring Agent shall be under any obligation to act as or to appoint a substitute Servicer or a successor Servicer and shall be under no liability for not so acting or appointing.
22.7 Upon the occurrence and during the continuation of a Servicer Default, the Collateral Monitoring Agent shall have the right to designate a new person as the successor Servicer. The successor Servicer may be the Collateral Monitoring Agent, the Funding Agent or any of its respective Affiliates; provided that if the Collateral

Monitoring Agent, the Funding Agent or any of its Affiliates does not accept its designation as the successor Servicer, the Collateral Monitoring Agent or the Funding Agent will provide the Parent with a list of four potential successor Servicers, which the Parent will review and from such list, the Parent shall approve a successor Servicer; provided further that if the Parent does not consent to any of such four proposed successor Servicers within three Business Days of the Collateral Monitoring Agent or the Funding Agent providing the Parent with the proposal, the Collateral Monitoring Agent shall have the right to designate any of such proposed successors as Master Servicer.
22.8 The Master Purchaser agrees that if the Master Servicer’s appointment is terminated in accordance with Clause 22.1 and no successor Master Servicer has been appointed in accordance with Clause 22.7, the Master Purchaser shall use all reasonable efforts to appoint another servicer in substitution of the Master Servicer. In addition, the Master Purchaser agrees with the Collateral Monitoring Agent that the Master Purchaser will comply with all reasonable directions given by the Collateral Monitoring Agent in relation to the appointment of any substitute Master Servicer.
Expiry
22.9 If not otherwise terminated, this Agreement shall terminate at the later of (i) such time following the Securitisation Availability Period when the Master Purchaser has no further interest in relation to any Purchased Receivable and (ii) the Final Discharge Date.
Survival of Rights and Obligations
22.10 With effect from the date of termination of this Agreement, the rights and obligations of the Servicers under this Agreement shall cease but such termination shall be without prejudice to (a) any liabilities of the Servicers to the Master Purchaser incurred before the date of termination, and (b) any liabilities of the Master Purchaser incurred to any of the Servicers before the date of termination, provided that the Master Servicer shall have no right to withhold or set-off any amounts due to it under this Agreement against any amounts held by it on behalf of the Master Purchaser.
Fees
22.11 On termination of the appointment of the Master Servicer, it shall be entitled to receive all fees and other moneys accrued up to the date of termination but shall not be entitled to any other or further compensation. Such moneys so receivable by the Master Servicer shall be paid by the Master Purchaser on the dates on which they would otherwise have been payable under this Agreement subject always to the provisions of this Agreement and the other Transaction Documents. For the avoidance of doubt, such termination shall not affect the rights of the Master Servicer to receive payment of all amounts due to it from the Master Purchaser other than under this Agreement.

Security Trustee’s Powers
22.12 In the event of the security constituted by the Master Purchaser Deed of Charge becoming enforceable, the Security Trustee shall be entitled to exercise any right or power of the Funding Agent and the Collateral Monitoring Agent under this Clause 22.
SECTION IV — GENERAL
23. Further Provisions
Rectification
23.1 In the event that any amount paid pursuant to this Agreement shall be determined (after consultation between the parties in good faith) to have been incorrect, the parties hereto shall consult in good faith in order to agree upon an appropriate method for rectifying such error so that the amounts received by all relevant parties are those which they would have received if no such error had been made.
Notification of Judgment Creditors of the Servicer
23.2 The Master Servicer undertakes that it shall, immediately upon it becoming aware of the same, notify the Master Purchaser, the Funding Agent, the Collateral Monitoring Agent and the Security Trustee in the event that (i) any person shall have obtained judgment against the Master Servicer or any Sub-Servicer in any proceedings before any court, arbitration or administrative or other body or tribunal for an amount (or amounts) equal to or greater than USD2,500,000 (or its equivalent in any other currency) and/or (ii) any person shall have applied to a court for an order over or against any Purchased Receivable, any proceeds of or interests in any Purchased Receivable or any of the Deposit Accounts and in this event, the Master Servicer shall advise the Master Purchaser, the Funding Agent, the Collateral Monitoring Agent and the Security Trustee of the need to verify that the interests of the Master Purchaser in the Purchased Receivables is known by the courts, arbitration board, or administrative or other body or tribunal. The Master Servicer further undertakes that it shall supply to the Master Purchaser, the Funding Agent, the Collateral Monitoring Agent and the Security Trustee all such information as any of them may reasonably request in connection with the hearing of such application to enable all or any of them to intervene in such hearing.
No Enquiries
23.3 The Master Servicer acknowledges that none of the Master Purchaser, the Funding Agent, the Security Trustee or the Collateral Monitoring Agent will, prior to the completion of the sale and purchase of any Receivable under this Agreement, make any enquiries of or in respect of any person who owes payment or other obligations in respect of a Receivable and/or as to the creditworthiness of any such person and/or any Receivable and/or the sums receivable under or stated to be receivable under any contract or arrangement relating to a Receivable.

Limited Recourse, Subordination of Servicer’s Rights and non Petition Undertaking
23.4 Notwithstanding anything to the contrary in this Agreement, all payments to be made by the Master Purchaser under this Agreement shall be made by the Master Purchaser solely from funds in an Agreed Currency credited to the relevant Master Purchaser Collection Account which the Master Purchaser is entitled to apply in accordance with the relevant Master Purchaser Priority of Payments and the Master Purchaser shall have no obligation to make any such payment except to the extent of such funds which the Master Purchaser is so entitled to apply.
23.5 Each party to this Agreement (other than the Master Purchaser and the Security Trustee) agrees, notwithstanding any other provision of this Agreement, or the winding up of the Master Purchaser, that such party will not take any corporate action or other steps or legal proceedings for the winding up, dissolution or reorganisation or examination or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, examiner, sequestrator or similar officer of the Master Purchaser or of any or all of the revenues and assets of the Master Purchaser nor participate in any ex part proceedings nor seek to enforce any judgment against the Master Purchaser until two years and one day has elapsed following the Final Discharge Date.
23.6 Each Party to this Agreement (other than VC, the Master Purchaser and the Security Trustee) agrees, notwithstanding any other provision of this Agreement, or the winding up of VC, that such party will not take any corporate action or other steps or legal proceedings for the winding up, dissolution or reorganisation or examination or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, examiner, sequestrator or similar officer of VC or of any or all of the revenues and assets of VC nor participate in any ex parte proceedings nor seek to enforce any judgment against VC until two years and one day has elapsed following the Final Discharge Date.
Further Assurance
23.7 Each party to this Agreement (other than the Master Purchaser and the Security Trustee) agrees that from time to time it will, at its own cost, promptly execute and deliver all instruments and documents, and take all further action as the Master Purchaser or the Security Trustee may reasonably request in order to perfect, protect or more fully evidence the Master Purchaser’s interest in the Purchased Receivables including without limitation any Related Contract Rights and any Related Security and any proceeds thereof without, however, giving notice to the Obligors (except in the circumstances contemplated in Clause 5.1 or Clause 5.2).
Enforcement
23.8 Each Seller hereby irrevocably consents to the Master Purchaser (or the Funding Agent on its behalf) or the Security Trustee at any time after the occurrence of a Termination Event, for its own benefit commencing proceedings in the name of that Seller in respect of any of the Purchased Receivables.

Payment to the Seller’s Accounts
23.9 Whenever any amount is due, owing or payable to any Seller under or in connection with this Agreement, payment of such sum in cleared funds in the appropriate Agreed Currency into the relevant Seller Account shall constitute a complete discharge of the Master Purchaser’s obligation to pay such amounts.
Appropriation of Payments
23.10 If a person owing a payment obligation in respect of a Purchased Receivable makes a general payment to a Seller or VEC on account both of a Purchased Receivable which the Master Purchaser has purchased or agreed to purchase and of any other moneys due for any reason whatsoever to that Seller or VEC and makes no apportionment between them then such payment shall be treated as though the person had appropriated it first to the Purchased Receivable which the Master Purchaser has purchased or agreed to purchase and the proceeds of or comprised in such payment up to the full amount due or to become due in respect of the Purchased Receivable shall accordingly be the property of the Master Purchaser, and the Seller or VEC shall immediately and without deduction transfer that amount in accordance with Clause 10.3 (Payment of Collections) and shall in the meantime hold such moneys as fiduciary agent for the Master Purchaser.
Security Trustee
23.11 The Security Trustee (for itself and in its capacity as security trustee under the Master Purchaser Deed of Charge) has agreed to become a party to this Agreement in order to receive the benefit of the warranties, covenants, undertakings and indemnities expressed in its favour, for agreeing amendments to this Agreement and for the better preservation and enforcement of the Security Trustee’s rights under the Master Purchaser Deed of Charge. However, the Security Trustee shall not assume or incur any obligation or liability whatsoever to the other parties hereto by virtue of the provisions contained in this Agreement.
24. Governing Law and Jurisdiction
24.1 This Deed shall be governed by, and construed in accordance with, the laws of England, except for each Spanish Transfer Deed, which shall be governed by the laws of Spain, and except for each German Law Transfer Agreement, which shall be governed by the laws of Germany.
24.2 All the parties agree that the courts of England are (subject to 24.3 and 24.4 below) to have exclusive jurisdiction to settle any dispute (including claims for set off and counterclaims) which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by, this Agreement or otherwise arising in connection with this Agreement and for such purposes irrevocably submit to the jurisdiction of the English courts, except in respect of any dispute regarding a Purchased Receivable assigned by a German Law Transfer Agreement or a Spanish Transfer Deed, in which case the courts of Germany and Spain respectively shall have exclusive jurisdiction and for such purposes the parties irrevocably submit to the jurisdiction of such courts.

24.3 The agreement contained in clause 24.2 above is included for the benefit of the Master Purchaser, the Funding Agent, the Collateral Monitoring Agent, the MP Cash Manager and the Security Trustee. Accordingly, notwithstanding the exclusive agreement in clause 24.2 above, each of the Master Purchaser, the Funding Agent, the Collateral Monitoring Agent, the MP Cash Manager and the Security Trustee shall retain the right to bring proceedings against the other parties in any other court which has jurisdiction by virtue of Council Regulation EC No 44/2001 of 22 December 2000 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters, the Convention on Jurisdiction and the Enforcement of Judgments signed on 27 September 1968 (as from time to time amended and extended) or the Convention on Jurisdiction and Enforcement of Judgments signed on 16 September 1988 (as in each case from time to time amended and extended).
24.4 Each of the Master Purchaser, the Funding Agent, the Collateral Monitoring Agent, the MP Cash Manager and the Security Trustee may in its absolute discretion, take proceedings in the Courts of any other country which may have jurisdiction including the Courts of the State of New York to whose jurisdiction each of the Parent, Sellers and Servicers irrevocably submits.
24.5 Each of the Parent, Sellers, VEC and Servicers irrevocably waives any objections to the jurisdiction of any Court referred to in this clause.
24.6 Each of the Parent, Sellers, VEC and Servicers irrevocably agrees that a judgment or order of any Court referred to in this clause in connection with this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

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In witness of which this Deed has been executed and delivered as a deed by the parties to it on the date above mentioned.
The Parent

EXECUTED and DELIVERED as a DEED	)
by VISTEON CORPORATION a company	)
incorporated in the State of Delaware	)
acting by	)
being a person who, in accordance with the	)
laws of that territory, is acting under the	)
authority of the company	)
Witness:
Name:
Address:

The Sellers and Servicers (except for VC)

EXECUTED and DELIVERED as a	)
DEED by	)
as duly authorised attorney	)
for and on behalf of	)
by VISTEON UK LIMITED	)
in the presence of:	)
Witness:
Name:
Address:

EXECUTED and DELIVERED as a	)
DEED by VISTEON DEUTSCHLAND GMBH	)
a company incorporated in Germany	)
by	)
being a person who in accordance with	)
the laws of that territory, is acting under	)
the authority of the company	)

EXECUTED and DELIVERED as a	)
DEED by VISTEON SISTEMAS	)
INTERIORES ESPAÑA, S.L.U.	)
a company incorporated in Spain	)
by	)
being a person who in accordance with	)
the laws of that territory, is acting under	)
the authority of the company	)
Witness:
Name:
Address:

EXECUTED and DELIVERED as a	)
DEED by CÁDIZ ELECTRÓNICA, S.A.U.	)
a company incorporated in Spain	)
by	)
being a person who in accordance with	)
the laws of that territory, is acting under	)
the authority of the company	)
Witness:
Name:
Address:

EXECUTED and DELIVERED as a	)
DEED by	)
VISTEON PORTUGUESA LTD.	)
a company incorporated in Bermuda	)
by	)
being a person who in accordance with	)
the laws of that territory, is acting under	)
the authority of the company	)
Witness:
Name:
Address:

SIGNED, SEALED and DELIVERED as a	)
DEED by VC RECEIVABLES	)
FINANCING CORPORATION LIMITED	)
a company incorporated in Ireland acting by,	)
)
)
being a person who in accordance with	)
the laws of that territory, is acting under	)
the authority of the company	)
Witness:
Name:
Address:

Master Servicer, VEC and the US Sub-Servicer

EXECUTED and DELIVERED as a	)
DEED by VISTEON ELECTRONICS	)
CORPORATION a company incorporated	)
under the laws of the State of Delaware	)
by	)
being a person who in accordance with	)
the laws of that territory, is acting under	)
the authority of the company	)
Witness:
Name:
Address:

The Master Purchaser and the Issuer

SIGNED, SEALED and DELIVERED as a	)
DEED by VISTEON FINANCIAL	)
CENTRE P.L.C. a company incorporated in	)
Ireland, acting by	)
)
being a person who, in accordance with the	)
laws of that territory, is acting under the	)
authority of the company	)
Witness:
Name:
Address:

The Funding Agent

EXECUTED and DELIVERED as a DEED	)
by	)
)
as duly authorised attorney for and on behalf	)
of CITIBANK INTERNATIONAL PLC	)
in the presence of	)
Witness:
Name:
Address:
The Collateral Monitoring Agent

EXECUTED and DELIVERED as a DEED	)
by CITICORP USA, INC., a company	)
incorporated under the laws of Delaware,	)
acting by	)
)
being a person who, in accordance with the	)
laws of that territory, is acting under the	)
authority of the company
Witness:
Name:
Address:

The Security Trustee

EXECUTED and DELIVERED as a DEED	)
under the COMMON SEAL of THE LAW	)
DEBENTURE TRUST CORPORATION	)
P.L.C. in the presence of:	)
Director:
Authorised Signatory:
The MP Cash Manager

EXECUTED and DELIVERED as a DEED	)
by CITIBANK, N.A. a national banking	)
association organised under the banking laws	)
of the United States of America, acting by	)
)
being a person who, in accordance with the	)
laws of that territory, is acting under the	)
authority of the company	)
Witness:
Name:
Address: